EXECUTION COPY

RECONSTITUTED SERVICING AGREEMENT

           THIS RECONSTITUTED SERVICING AGREEMENT (this “Agreement”), entered into as of the 1st day of December, 2005, by and among THORNBURG MORTGAGE HOME LOANS, INC., a Delaware corporation (“Thornburg” or the “Seller”), and ABN AMRO MORTGAGE GROUP, INC., as servicer (the “Servicer”), and THORNBURG MORTGAGE SECURITIES TRUST 2005-4 (the “Trust”) and acknowledged by WELLS FARGO BANK, N.A., as master servicer, or any successor acting in the capacity of master servicer (the “Master Servicer”), and recites and provides as follows:

RECITALS

           WHEREAS, the Seller has conveyed certain mortgage loans identified on Schedule I hereto (the “Mortgage Loans”) to Structured Asset Mortgage Investments II Inc., a Delaware corporation (“SAMI II”), which in turn has conveyed the Mortgage Loans to the Trust, under a trust agreement dated as of December 1, 2005 (the “Trust Agreement”), among US Bank National Association, as Trustee (the “Trustee”), the Master Servicer, Wells Fargo Bank, N.A., as securities administrator, SAMI II, as seller (referred to herein as the “Depositor”), Wilmington Trust Company, as Delaware trustee, and the Seller;

           WHEREAS, the Mortgage Loans were purchased by the Seller and are currently being serviced by the Servicer pursuant to a Mortgage Loan Sale and Servicing Agreement between the Seller and the Servicer, as “Seller/Servicer”, dated as of November 1, 2005 (the “Servicing Agreement”), a copy of which is attached as Exhibit B hereto;

           WHEREAS, the Seller desires that the Servicer continue to service the Mortgage Loans, and the Servicer has agreed to do so, subject to the conditions set forth herein;

           WHEREAS, the Master Servicer and any successor master servicer shall be obligated, among other things, to supervise the servicing of the Mortgage Loans on behalf of the Trust, and shall have the right, under certain circumstances, to terminate the rights and obligations of the Servicer upon the occurrence and continuance of an Event of Default, as provided in Subsection 15.01 of the Servicing Agreement, by the Servicer under this Agreement;

           WHEREAS, the Seller and the Servicer desire that the provisions of the Servicing Agreement shall apply to the Mortgage Loans, but only to the extent provided herein and that this Agreement shall govern the Mortgage Loans for so long as such Mortgage Loans remain subject to the provisions of the Trust Agreement;

           NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Seller, the Trust and the Servicer hereby agree as follows:

AGREEMENT

           1. Definitions. Capitalized terms used and not defined in this Agreement, including Exhibit A hereto, shall have the meanings ascribed to such terms in the Servicing Agreement, as amended hereby.

           2. Trust Cut-off Date. The parties hereto acknowledge that by operation of Subsections 11.05 and 11.15 of the Servicing Agreement, the remittance on January 18, 2006 to the Trust is to include principal due after December 1, 2005 (the “Trust Cut-off Date”) plus interest at the Mortgage Loan Remittance Rate due on the related Due Date exclusive of any portion thereof allocable to a period prior to the Trust Cut-off Date.

           3. Servicing. The Servicer agrees, with respect to the Mortgage Loans, to perform and observe the duties, responsibilities and obligations that are to be performed and observed under the provisions of the Servicing Agreement, except as otherwise provided herein and on Exhibit A hereto, and that the provisions of the Servicing Agreement, as so modified, are and shall be a part of this Agreement to the same extent as if set forth herein in full.

           4. Assignment and Assumption. From and after the date hereof (the “Closing Date”), the Servicer shall and does hereby recognize that the Seller will transfer the Mortgage Loans and assign its rights under the Servicing Agreement to SAMI II and that SAMI II will thereafter transfer the Mortgage Loans and assign its rights under the Servicing Agreement to the Trust. The Servicer acknowledges and agrees that from and after the date hereof (i) the Trust will be the owner of the Mortgage Loans, (ii) the Servicer shall look solely to the Trust for performance of any obligations of the Seller insofar as they relate to the enforcement of the representations, warranties and covenants with respect to the Mortgage Loans, (iii) the Trust (including the Trustee and, with respect to the servicing of the Mortgage Loans, the Master Servicer acting on the Trust’s behalf) shall have all the rights and remedies available to the Purchaser insofar as they relate to the Mortgage Loans, under the Servicing Agreement, including, without limitation, the enforcement of the document delivery requirements set forth in Section 5.03 of the Servicing Agreement, and shall be entitled to enforce all of the obligations of the Seller and Servicer thereunder insofar as they relate to the Mortgage Loans, and (iv) all references to the Purchaser (insofar as they relate to the rights, title and interest and, with respect to obligations of the Purchaser, only insofar as they relate to the enforcement of the representations, warranties and covenants of the Servicer) under the Servicing Agreement insofar as they relate to the Mortgage Loans, shall be deemed to refer to the Trust. Neither the Servicer nor the Seller shall amend or agree to amend, modify, waive, or otherwise alter any of the terms or provisions of the Servicing Agreement which amendment, modification, waiver or other alteration would in any way affect the Mortgage Loans or the Servicer’s performance under the Servicing Agreement with respect to the Mortgage Loans without the prior written consent of the Trustee and the Master Servicer.

           5. Indemnification. Notwithstanding any statement to the contrary in Section 4 above, the Servicer shall and does hereby acknowledge that the indemnification provisions set forth in Section 12.01 of the Servicing Agreement shall be available to and for the benefit of the Seller, SAMI II and the Trust (including the Trustee and the Master Servicer acting on the Trust’s behalf).

           6. Master Servicer. The Company hereby acknowledges that Wells Fargo Bank, N.A. has been appointed as the master servicer of the Mortgage Loans pursuant to the Trust Agreement and, therefore, has the right to enforce all obligations of the Servicer under the Servicing Agreement. Such rights will include, without limitation, the right to terminate the Servicer under the Servicing Agreement upon the occurrence of an Event of Default thereunder, the right to receive all remittances required to be made by the Servicer under the Servicing Agreement, the right to receive all monthly reports and other data required to be delivered by the Servicer under the Servicing Agreement, the right to examine the books and records of the Servicer, indemnification rights and the right to exercise certain rights of consent and approval relating to actions taken by the Servicer.

           7. Representations. The Servicer shall not be obligated or required to make any further representations and warranties regarding the characteristics of the Mortgage Loans in connection with the transactions contemplated by the Trust Agreement and issuance of the Certificates (as defined in the Trust Agreement) pursuant thereto. Notwithstanding anything to the contrary, the representations set forth in Subsection 6.01 of the Servicing Agreement shall remain in full force and effect as of the date of the Servicing Agreement. Further, the representations made in Subsection 6.02 of the Servicing Agreement shall be deemed to be made as of the date of this Agreement.

           8. Notices. All notices, consents, certificates and other communications required to be delivered between or among the parties hereto (including any third party beneficiary thereof) or required to be provided to the Trustee shall be in writing, may be in the form of facsimile or electronic transmission, and shall be deemed received or given when mailed first-class mail, postage prepaid, addressed to each other party at its address specified below or, if sent by facsimile or electronic mail, when facsimile or electronic confirmation of receipt by the recipient is received by the sender of such notice. Each party may designate to the other parties in writing, from time to time, other addresses to which notices and communications hereunder shall be sent. All notices and other written information required to be delivered to the Master Servicer under this Agreement shall be delivered to the Master Servicer at the following address:

Wells Fargo Bank, N.A. 9062 Old Annapolis Road Columbia, Maryland 21045-1951 Attention: Master Servicing Department, Thornburg 2005-4 Telephone: (410) 884-2000 Telecopier: (410) 715-2380

           All remittances required to be made to the Master Servicer under this Agreement shall be made to the following wire account:

Wells Fargo Bank, N.A. San Francisco, CA ABA# 121-000-248 Account No. 3970771416 Account Name: Corporate Trust Clearing FFC: 17209300, Thornburg 2005-4

           All notices and other written information required to be delivered to the Trust hereunder shall be delivered to the Trustee at the following address:

US Bank National Association US Bank Corporate Trust Services One Federal Street, 3rd Floor Boston, MA 02110 Attention: Thornburg 2005-4 Telephone: (617) 603-6455 Facsimile: (617) 603-6638

           All notices and other written information required to be delivered to the Seller hereunder shall be delivered to it at the following address:

Thornburg Mortgage Home Loans, Inc. 150 Washington Avenue, Suite 302 Santa Fe, New Mexico 87501 Attention: Deborah Burns (Thornburg 2005-4) Telephone: (505) 954-5315 Facsimile: (505) 989-8156

           All notices and written information required to be delivered to the Servicer hereunder shall be delivered to the Servicer at the following address:

ABN AMRO Mortgage Group, Inc.
2600 West Big Beaver Road
Troy, Michigan 48084
Attention: Richard F. Geary
Telephone: (248) 457-5866
Facsimile: (248) 457-5071

With a copy to:

LaSalle Bank Corporation
Legal Department
2600 West Big Beaver Road
Troy, Michigan 48084
Attention: Thomas E. Reiss
Telephone: (248) 637-2571
Facsimile: (248) 637-2768

           9. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, UNLESS OTHERWISE PREEMPTED BY FEDERAL LAW, THE LAWS OF THE STATE OF NEW YORK, NOTWITHSTANDING NEW YORK OR OTHER CHOICE OF LAW RULES EXCEPT FOR SECTION 5-1401 OF THE GENERAL OBLIGATION LAW, WHICH SHALL APPLY HERETO.

           10. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

           11. Reconstitution. The Seller and the Servicer agree that this Agreement is a “Reconstitution Agreement” and that the date hereof is the “Reconstitution Date,” both as defined in the Servicing Agreement, and that this Agreement shall constitute an approved assignment agreement pertaining to the Mortgage Loans as provided for in Section 23 of the Servicing Agreement. Moreover, Thornburg shall also retain the right to enforce the representations and warranties contained in Section 6.01 of the Servicing Agreement.

           12. REMIC Status. The Servicer is hereby notified, and the Servicer hereby acknowledges such notice, that the Mortgage Loans will be held in a securitization pursuant to which a REMIC election will be made.

           13. Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by US Bank National Association (“US Bank”), not individually or personally but solely as the Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it, (b) the representations, warranties, covenants, undertakings and agreements herein made on the part of the Trustee are made and intended not as personal representations, undertakings and agreements by US Bank but are made and intended for the purpose of binding the Trust, and (c) nothing herein contained shall be construed as creating any liability on US Bank, individually or personally, to perform any covenant either expressly or implied contained herein.

           Executed as of the day and year first above written.

THORNBURG MORTGAGE HOME LOANS, INC., as Seller By: /s/ Deborah J. Burns Deborah J. Burns Senior Vice President

ABN AMRO MORTGAGE GROUP, INC., as Servicer By: /s/ Mary Pat Sperlik Name: Mary Pat Sperlik Title: First Vice President

THORNBURG MORTGAGE SECURITIES TRUST 2005-4

BY:	US BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee on behalf of the Trust By: /s/ Karen R. Beard Name: Karen R. Beard Title: Vice President

Acknowledged By:

WELLS FARGO BANK,
N.A.
as Master Servicer

By: /s/ Amy Doyle
Name: Amy Doyle
Title: Vice President

EXHIBIT A

MODIFICATIONS TO THE SERVICING AGREEMENT

           1. Unless otherwise specified herein, any provisions of the Servicing Agreement, including definitions relating to (i) Agency Transfers, Pass-Through Transfers and Whole Loan Transfers and (ii) Closing Date, shall be disregarded for the purposes of this Agreement. Further, except as otherwise set forth in this Agreement, the following provisions of the Servicing Agreement shall be inapplicable to this Agreement: Section 2 (Purchase and Conveyance), Section 3 (Mortgage Loan Schedule), Section 4 (Purchase Price), Section 5 (Delivery of Mortgage Loan Documents) Section 8 (Closing), Section 9 (Closing Documents), Section 10 (Costs), Subsection 11.23 (Designation of a Master Servicer), Subsection 12.05 (Financial Statements), Subsection 16.02 (Termination of Seller/Servicer Without Cause) and Section 22 (Intention of the Parties).

           2. The definition of “Cut-off Date” is hereby amended as follows:

           Cut-off Date: December 1, 2005

           3. The definition of “Qualified Substitute Mortgage Loan” in Section 1 is hereby amended by the addition of the following language at the end of the first sentence thereof:

           and (vi) qualify as a Substitute Mortgage Loan under the Trust Agreement.

           4. Subsection 11.01 (Seller/Servicer to Act as Servicer) is hereby amended by:

                     (i) deleting the language “and the Seller/Servicer has the consent of the Purchaser” from the first sentence of the second paragraph;

                     (ii) deleting the language “, unless authorized by Purchaser,” from the first sentence of the second paragraph; and

                     (iii) deleting the words “by the Purchaser” in the second sentence of the second paragraph.

           5. Subsection 11.04 (Establishment of Custodial Account; Deposits in Custodial Account) is hereby amended by deleting the language “in trust for Thornburg Mortgage Home Loans, Inc., as Purchaser of Mortgage Loans and various Mortgagors” in the first paragraph and replacing it with the phrase “in trust for Thornburg Mortgage Securities Trust 2005-4".

           6. Subsection 11.06 (Establishment of Escrow Account; Deposits in Escrow Account) is hereby amended by deleting the language “in trust for Thornburg Mortgage Home Loans, Inc., as Purchaser of Mortgage Loans and various Mortgagors” in the first paragraph and replacing it with the phrase “in trust for the Trustee on behalf of Thornburg Mortgage Securities Trust 2005-4 and various Mortgagors.”

           7. Section 14 (Agency Transfer, Whole Loan Transfer; Pass-Through Transfer) is hereby deleted in its entirety.

           8. Subsection 16.03 (Successors to the Seller/Servicer) is hereby amended by:

                     (i) adding the language “; provided however, that no such compensation shall be in excess of that permitted the Seller/Servicer under this Agreement” to the end of the second sentence of the first paragraph; and

                     (ii) adding the following sentence immediately after the first sentence of the first paragraph:

Any successor to the Seller/Servicer shall be subject to the approval of the Master Servicer, which approval shall not be unreasonably withheld, and each Rating Agency, as evidenced by a letter from such Rating Agency delivered to the Trustee that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates.

EXHIBIT B

Servicing Agreement

EXECUTION VERSION

MORTGAGE LOAN SALE AND SERVICING AGREEMENT

between

ABN AMRO Mortgage Group, Inc.,
as the Seller/Servicer

and

Thornburg Mortgage Home Loans, Inc
as the Purchaser

Dated as of November 1, 2005

Adjustable Rate Mortgage Loans

TABLE OF CONTENTS

Page

SECTION 1.	Definitions	1

SECTION 2.	Purchase and Conveyance	12

SECTION 3.	Mortgage Loan Schedule	13

SECTION 4.	Purchase Price	13

SECTION 5.	Delivery of Mortgage Loan Documents	13

Subsection 5.01.	Possession of Mortgage Files	14

Subsection 5.02.	Books and Records	14

Subsection 5.03.	Delivery of Mortgage Loan Documents	14

SECTION 6.	Representations, Warranties and Covenants; Remedies for Breach	15

Subsection 6.01.	Representations and Warranties Regarding Individual Mortgage Loans	15

Subsection 6.02.	Representations of the Seller/Servicer	23

Subsection 6.03.	Remedies for Breach of Representations and Warranties	25

Subsection 6.04.	Indemnification	26

Subsection 6.05.	Early Payment Default	27

SECTION 7.	Representations, Warranties and Covenants of the Purchaser; Remedies for Breach	28

Subsection 7.01.	Representations and Warranties of the Purchaser	28

Subsection 7.02.	Remedies	28

SECTION 8.	Closing	28

SECTION 9.	Closing Documents	29

SECTION 10.	Costs	29

SECTION 11.	Administration and Servicing of the Mortgage Loans	29

Subsection 11.01.	The Seller/Servicer to Act as Servicer	29

Subsection 11.02.	Liquidation of Mortgage Loans	30

Subsection 11.03.	Collection of Mortgage Loan Payments	31

Subsection 11.04.	Establishment of Custodial Account; Deposits in Custodial Account	31

Subsection 11.05.	Withdrawals From the Custodial Account	33

Subsection 11.06.	Establishment of Escrow Account; Deposits in Escrow Account	34

Subsection 11.07.	Withdrawals From Escrow Account	34

Subsection 11.08.	Payment of Taxes, Insurance and Other Charges; Collections Thereunder	35

Subsection 11.09.	Transfer of Accounts	35

Subsection 11.10.	Maintenance of Hazard Insurance	35

Subsection 11.11.	Maintenance of Primary Mortgage Insurance Policy; Claims	36

Subsection 11.12.	Fidelity Bond; Errors and Omissions Insurance	37

Subsection 11.13.	Title, Management and Disposition of REO Property	38

Subsection 11.14.	Servicing Compensation	40

Subsection 11.15.	Distributions	40

Subsection 11.16.	Statements to the Purchaser	40

Subsection 11.17.	Advances by the Seller/Servicer	41

Subsection 11.18.	Assumption Agreements	41

Subsection 11.19.	Satisfaction of Mortgages and Release of Mortgage Files	42

Subsection 11.20.	Annual Independent Public Accountants' Servicing Report	42

Subsection 11.21.	The Seller/Servicer Shall Provide Access and Information as Reasonably Required	43

Subsection 11.22.	Notification of Adjustments	43

Subsection 11.23.	Designation of a Master Servicer	44

SECTION 12.	The Seller/Servicer	44

Subsection 12.01.	Indemnification; Third Party Claims	44

Subsection 12.01.	Corporate Existence, Merger or Consolidation of the Seller/Servicer	45

Subsection 12.03.	Limitation on Liability of the Seller/Servicer and Others	45

Subsection 12.04.	The Seller/Servicer Not to Resign	46

Subsection 12.05.	Financial Statements	46

Subsection 12.06.	No Transfer of Servicing	46

Subsection 12.07.	Quality Control Program	46

Subsection 12.08.	Solicitation of Mortgagor	46

SECTION 13.	[Reserved]	47

SECTION 14.	Agency Transfer, Whole Loan Transfer; Pass-Through Transfer	47

SECTION 15.	Default	48

Subsection 15.01.	Events of Default	48

Subsection 15.02.	Waiver of Defaults	50

SECTION 16.	Termination	50

Subsection 16.01.	Termination	50

Subsection 16.02.	Termination of the Seller/Servicer Without Cause	51

Subsection 16.03.	Successors to the Seller/Servicer	51

SECTION 17.	Notices	52

SECTION 18.	Severability Clause	53

SECTION 19.	No Partnership	53

SECTION 20.	Counterparts	53

SECTION 21.	Governing Law	54

SECTION 22.	Intention of the Parties	54

SECTION 23.	Successors and Assigns	54

SECTION 24.	Waivers	54

SECTION 25.	Exhibits	55

SECTION 26.	General Interpretive Principles	55

SECTION 27.	Reproduction of Documents	55

SECTION 28.	Amendment	55

SECTION 29.	Confidentiality	56

SECTION 30.	Entire Agreement	56

SECTION 31.	Further Agreements	56

EXHIBITS

EXHIBIT 1 EXHIBIT 2 EXHIBIT 3 EXHIBIT 4 EXHIBIT 5 EXHIBIT 6 EXHIBIT 7 EXHIBIT 8 EXHIBIT 9 EXHIBIT 10 EXHIBIT 11 EXHIBIT 12	MORTGAGE LOAN DOCUMENTS
CONTENTS OF EACH MORTGAGE FILE
MORTGAGE LOAN SCHEDULE
FORM OF CUSTODIAL ACCOUNT CERTIFICATION
FORM OF ESCROW ACCOUNT CERTIFICATION
FORM OF COMMITMENT LETTER
SERVICING CONTROL AGREEMENT
FORM OF OPINION OF COUNSEL
FORM OF OFFICER'S CERTIFICATE
UNDERWRITING GUIDELINES
FORM OF BACKUP CERTIFICATION TO BE PROVIDED
BY THE SELLER/SERVICER
S&P LEVELS®GLOSSARY

MORTGAGE LOAN SALE AND SERVICING AGREEMENT
(ABN AMRO Mortgage Group, Inc. as the Seller/Servicer)

          THIS MORTGAGE LOAN SALE AND SERVICING AGREEMENT (the “Agreement”), dated as of November 1, 2005, is executed by and between ABN AMRO Mortgage Group, Inc. (“AAMG”), a Delaware corporation, as seller and as servicer (hereinafter referred to as the “Seller/Servicer”), and Thornburg Mortgage Home Loans, Inc., a Delaware corporation, as the purchaser (the “Purchaser”).

RECITALS:

          A.      The Seller/Servicer desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller/Servicer, certain conventional adjustable rate residential first-lien mortgage loans (the “Mortgage Loans”) as described herein on a scheduled/scheduled servicing-retained basis, and which shall be delivered as whole loans as provided herein;

          B.      Each Mortgage Loan is secured by a mortgage, deed of trust or other security instrument creating a first lien on a residential dwelling located in the jurisdiction indicated on the Mortgage Loan Schedule, which is annexed hereto as Exhibit 3; and

          C.      The Purchaser and the Seller/Servicer wish to prescribe the manner of the conveyance, servicing and control of the Mortgage Loans;

          NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Seller/Servicer agree as follows:

SECTION 1     Definitions. For purposes of this Agreement, the following capitalized terms shall have the respective meanings set forth below.

           ABN Parent: ABN AMRO North America Inc., or any successor thereto.

          Adjustment Date: With respect to each Mortgage Loan, the date set forth in the related Mortgage Note on which the Mortgage Interest Rate is adjusted in accordance with the terms of the related Mortgage Note.

          Agreement: This Mortgage Loan Sale and Servicing Agreement including all exhibits, schedules, amendments and supplements hereto.

           ALTA: The American Land Title Association.

           Annual Independent Accountant’s Servicing Report: A statement from a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to the Purchaser to the effect that such firm has, with respect to the Servicer’s overall servicing operations, examined such operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, and stating such firm’s conclusions relating thereto.

          Annual Statement of Compliance: An officer’s certificate stating that (i) the Servicer has complied in all material respects with the provisions of Section 11 of the Servicing Agreement, as amended hereby, (ii) a review of the activities of the Servicer during the preceding calendar year and of performance of the Servicing Agreement, as amended hereby, has been made under such supervision of the officers signing such officer’s certificate, and (iii) to the best of such officer’s knowledge based on such review, the Servicer has fulfilled all its obligations under the Servicing Agreement, as amended hereby, throughout such calendar year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Servicer to cure such default.

          Appraised Value: With respect to any Mortgaged Property, the lesser of (i) the value thereof as determined by an appraisal that meets the Seller/Servicer’s requirements for delivery to Fannie Mae or Freddie Mac made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan.

          Assignment of Mortgage: An individual assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form and in blank, sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to give record notice of the transfer of the Mortgage to the Purchaser.

          Business Day: Any day other than (A) a Saturday or Sunday; or (B) a day on which banking and savings and loan institutions in the States of California, Delaware, Florida, Illinois, New York, Maryland, Michigan or Minnesota, are authorized or obligated by law or executive order to be closed.

           Closing Date: November 29, 2005.

           Closing Documents: The documents required to be delivered on the Closing Date pursuant to Section 9.

           Code: The Internal Revenue Code of 1986 as it may be amended from time to time, or any successor statute thereto.

           Commitment Letter: The letter agreement between the Seller/Servicer and the Purchaser which sets forth the Purchase Price and certain other terms related to the sale and purchase of the Mortgage Loans dated November 8, 2005.

           Condemnation Proceeds: All awards, compensation and settlements in respect of a taking of all or part of a Mortgaged Property by exercise of the power of condemnation or the right of eminent domain, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

           Convertible Mortgage Loan: A Mortgage Loan that by its terms and subject to certain conditions contained in the related Mortgage or Mortgage Note allows the Mortgagor to convert the adjustable Mortgage Interest Rate on such Mortgage Loan to a fixed Mortgage Interest Rate.

           Custodial Account: As defined in Subsection 11.04.

           Custodial Agreement: The agreement governing the retention by the Custodian of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other Mortgage Loan Documents between the Purchaser and LaSalle Bank National Association.

           Custodian: LaSalle Bank National Association, or any successor custodian appointed by the Purchaser.

           Customary Servicing Procedures: Procedures (including collection procedures) that the Seller/Servicer customarily employs and exercises in servicing and administering mortgage loans for its own account and in accordance with accepted mortgage servicing practices of lending institutions. The Servicing Procedures set out in the Fannie Mae or Freddie Mac Servicer Guides shall be deemed to be Customary Servicing Procedures.

           Cut-off Date: November 1, 2005.

           Cut-off Date Principal Balance: The aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date which is determined after the application, to the reduction of principal, of payments of principal due on or before the Cut-off Date, whether or not collected, and of partial principal prepayments received on or before the Cut-off Date.

           Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced with a Qualified Substitute Mortgage Loan in accordance with this Agreement.

           Determination Date: With respect to each Remittance Date, the 15th day (or, if such 15th day is not a Business Day, the prior Business Day) of the month in which such Remittance Date occurs.

           Due Date: With respect to each Remittance Date, the first day of the calendar month in which such Remittance Date occurs, which is the day on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

           Eligible Account: An Eligible Account shall be one that is established (a) with the corporate trust department of a financial institution approved by the Purchaser or the Master Servicer such that the rights of the Purchaser thereto shall be fully protected against the claims of any creditors of the Seller/Servicer and of any creditors or depositors of the institution in which such account is maintained, (b) within FDIC insured accounts (or other accounts approved by the Master Servicer) created, maintained and monitored by the Seller/Servicer, (c) in a separate non-trust account without FDIC or other insurance in an institution approved by the Purchaser or (d) in a financial institution the short term debt obligations of which are rated by S & P, Fitch and Moody’s each in their highest ratings category and the unsecured long-term debt obligations of which are rated by S & P, Fitch and Moody’s each in one of their two highest rating categories, which accounts may be maintained at an affiliate of the Seller/Servicer.

           Eligible Investments: Any investment which a federally chartered thrift or national bank is permitted to hold as an investment. Any one or more of the following obligations or securities:

(i)

direct obligations of, or obligations fully guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)

repurchase obligations with respect to any security described in clause (i) above, provided that the unsecured long-term obligations of the party agreeing to repurchase such obligations are at the time rated by S & P and Moody’s each in one of its two highest rating categories;

(iii)

federal funds, certificates of deposit, time deposits, and bankers’ acceptance of any bank or trust company incorporated under the laws of the United States or any state, provided that the long-term debt obligations of such bank or trust company (or, in the case of the principal bank in a bank holding company system, the long-term debt obligations of the bank holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest rating category, or such lower rating (as approved in writing by each Rating Agency) as will not result in the qualification, downgrading or withdrawal of the respective ratings then assigned by such Rating Agency to any securities issued in connection with a Pass-Through Transfer;

(iv)

commercial paper of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by S & P and Moody’s each in its highest short-term rating category; and

(v)	any other obligation or security acceptable to each Rating Agency in respect of mortgage pass-through certificates rated in its highest rating category, on the date of its acquisition;

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (a) the right to receive only interest payments or only principal payments with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument where the principal and interest payments with respect to such instrument provide a yield to maturity exceeding 120% of the yield to maturity at par of such underlying obligation; and provided, further, that upon any Pass-Through Transfer rated by any Rating Agency, each Permitted Investment shall satisfy the criteria of such Rating Agency necessary in order to achieve the desired ratings of the securities issued in connection with such Pass-Through Transfer.

           Escrow Account: As defined in Subsection 11.06.

           Escrow Payments: The amounts constituting ground rents, taxes, assessments, Primary Mortgage Insurance Policy premiums, fire, hazard, flood or earthquake insurance premiums and other payments as may be required to be escrowed by the Mortgagor with the Mortgagee pursuant to the terms of any Mortgage Note or Mortgage.

           Event of Default: Any one of the conditions or circumstances enumerated in Subsection 13.01.

           Fannie Mae: The Federal National Mortgage Association or any successor thereto.

           FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

           Fidelity Bond: The fidelity bond required to be obtained by the Seller/Servicer pursuant to Subsection 11.12.

           Fitch: Fitch Ratings, or any successor thereto.

           Freddie Mac: The Federal Home Loan Mortgage Corporation or any successor thereto.

           Gross Margin: With respect to each Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note to determine the new Mortgage Interest Rate for such Mortgage Loan.

           Index: With respect to each Mortgage Loan, the index identified on the Mortgage Loan Schedule and set forth in the related Mortgage Note for the purpose of calculating the interest rate as stated in the Mortgage Note.

           Insurance Proceeds: With respect to any Mortgage Loan, proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the related Mortgagor in accordance with the Servicing Agreement.

           Liquidating Loan: A Mortgage Loan as to which, prior to the close of business on the Business Day next preceding the Due Date, (a) has become an REO Property or (b) the Seller/Servicer has accepted a deed to the related Mortgaged Property in lieu of foreclosure in whole or partial satisfaction of the Mortgage Loan.

           Liquidation Proceeds: With respect to any Mortgage Loan, the amount (other than amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Servicer as proceeds from the liquidation of such Mortgage Loan, as determined in accordance with the applicable provisions of the Servicing Agreement; provided that with respect to any Mortgage Loan or REO Property and, if applicable, any related marketable securities or other assets required to be provided as additional collateral for a Mortgage Loan, “Liquidation Proceeds” shall also include amounts realized in connection with the repurchase, substitution or sale thereof.

           Loan-to-Value Ratio (LTV): With respect to any Mortgage Loan as of the origination date, the ratio, expressed as a percentage, on such date of the outstanding principal balance of the Mortgage Loan, to the Appraised Value of the related Mortgaged Property.

           Master Servicer: Wells Fargo Bank, N.A., or a successor appointed by the Purchaser.

           Maximum Mortgage Interest Rate: With respect to each Mortgage Loan, a rate that is set forth in the related Mortgage Note and is the absolute maximum interest rate to which the Mortgage Interest Rate on such Mortgage Loan may be increased.

           MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

           MERS System: The system of recording transfers of mortgages electronically maintained by MERS.

           MERS Identification Number: The eighteen digit number permanently assigned to each MERS Loan.

           MERS Loan: Any Mortgage Loan whose related Mortgage or Assignment of Mortgage has been recorded on the MERS System.

           Minimum Mortgage Interest Rate: With respect to each Mortgage Loan, a rate that is set forth in the related Mortgage Note and is the absolute minimum interest rate to which the Mortgage Interest Rate on such Mortgage Loan may be decreased.

           Monthly Payment: With respect to any Mortgage Loan, the scheduled payment of principal and interest payable by a Mortgagor under the related Mortgage Note on each Due Date.

           Moody's: Moody's Investors Service, Inc., or any successor thereto.

           Mortgage: The Mortgage, Mortgage Deed, Deed of Trust, or other instrument creating a first lien on, or first priority ownership interest in, an estate in fee simple in real property securing a Mortgage Note, including any assumption agreements or modifications relating thereto; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely accepted practice, the Mortgage, Mortgage Deed, Deed of Trust or other instrument securing the Mortgage Note may secure and create a first lien upon a leasehold estate of the Mortgagor, if the term of the leasehold estate expires at least ten (10) years after the expiration of the term of the Mortgage.

           Mortgage File: With respect to any Mortgage Loan, the items listed in Exhibit 2 hereto and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

           Mortgage Interest Rate: With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, net of the premium payable with respect to the Primary Mortgage Insurance Policy applicable to such Mortgage Loan, if any.

           Mortgage Loan(s): Each mortgage loan sold, assigned and transferred pursuant to this Agreement and identified on the Mortgage Loan Schedule annexed to this Agreement as Exhibit 3, including, without limitation, the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

           Mortgage Loan Documents: With respect to any Mortgage Loan, the documents listed in Exhibit 1 hereto.

           Mortgage Loan Remittance Rate: As to each Mortgage Loan, the annual rate of interest payable to the Purchaser, which shall be equal to the related Mortgage Interest Rate minus the related Servicing Fee Rate.

           Mortgage Loan Schedule: The schedule of Mortgage Loans to be annexed hereto as Exhibit 3 on the Closing Date. Each Mortgage Loan Schedule shall contain the following information:

1) 2) 3) 4) 5) 6) 7) 8) 9) 10) 11) 12) 13) 14) 15) 16) 17) 18) 19) 20) 21) 22) 23) 24) 25) 26) 27) 28) 29) 30) 31) 32) 33) 34) 35) 36) 37) 38) 39) 40) 41)	Mortgage Loan Number
Mortgagor’s First Name
Mortgagor’s Middle Initial (if available)
Mortgagor’s Last Name
Street Address
City
County and State
Zip
Property type (detached single family, 2 to 4 family, condominium, a PUD, a townhouse)
Closing Date
Original Term
Original Appraised Value
Original Loan to Value and Combined Loan to Value
Interest Rate (Original)
Interest Rate (Current as of the Cut-off Date)
First Payment Due Date and, if different, the current Due Date
Stated Maturity Date
Current Monthly Principal and Interest Payment
Total Monthly Payment
Interest Only Flag
Interest Only Period in Months and expiration date
Original Principal Balance
Current Actual Principal Balance
Stated Principal Balance
Index
Initial Interest Adjustment Date
Next Payment Adjustment Date
Next Interest Adjustment Date
Gross Margin
Maximum Interest Rate Cap
Minimum Lifetime Interest Rate Floor
Initial Interest Rate Cap and Periodic Rate Cap and Periodic Rate Floor, if any
Conversion Option Code
Occupancy Code (primary residence, secondary residence, or investment)
Primary Mortgage Insurance Flag
Primary Mortgage Insurance Company
Primary Mortgage Insurance Company policy or certificate number
Primary Mortgage Insurance Company policy % coverage
Documentation Style (full, alternative, reduced or no ratio)
Loan Purpose Code (purchase, rate and term refinance, cash out refinance)
Totals:
(a) Number of Mortgage Loans (b) Current unpaid principal balance (c) Weighed average interest rate (d) Weighed average maturity
42) 43) 44) 45) 46) 47) 48) 49) 50) 51) 52) 53) 54) 55)	Mortgagor’s and Co-Mortgagor’s Credit Score
A Code Indicating whether the Mortgage Loan is a balloon mortgage loan
If the Mortgage Loan is registered on MERS, a MERS Flag and the MERS Identification Number
Servicing Fee Rate
the amount of the Monthly Payment as of the Cut-off Date
the last Due Date on which a Monthly Payment was actually applied to the Stated Principal Balance the sale price of the Mortgaged Property, if applicable
Prepayment Penalty Code
term and percent of prepayment penalty, if applicable
number of units on the Mortgaged Property
Product Type
a code indicating whether the loan was originated through a correspondent, retail or wholesale channel
Monthly Principal and Interest Payment at origination
Borrower’s debt to income ratio

           Mortgage Note: The original executed note or other evidence of the Mortgage Loan indebtedness of a Mortgagor.

           Mortgaged Property: The Mortgagor’s real property securing repayment of a related Mortgage Note, consisting of a fee simple interest or leasehold estate in a single parcel of real property improved by a Residential Dwelling.

           Mortgagee: The mortgagee or beneficiary named in the Mortgage and the successors and assigns of such mortgagee or beneficiary.

           Mortgagor: The obligor on a Mortgage Note, who is an owner of the Mortgaged Property and the grantor or mortgagor named in the Mortgage, and such grantor’s or mortgagor’s successors in title to the Mortgaged Property.

           Officer’s Certificate: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, a President or a Vice President and by the Treasurer, the Secretary, or one of the Assistant Treasurers or one of the Assistant Secretaries of the Person on behalf of whom such certificate is being delivered.

           Opinion of Counsel: A written opinion of counsel, who may be an employee of the Seller/Servicer, reasonably acceptable to the Purchaser.

           OTS: The Office of Thrift Supervision or any successor.

           P&I Advance: As defined in Subsection 11.17.

           Pass-Through Transfer: The sale or transfer of some or all of the Mortgage Loans by the Purchaser to a trust or other entity to be formed as part of a publicly issued or privately placed, rated or unrated, pass-through or other mortgage-backed securities transaction retaining the Seller/Servicer as servicer or sub-servicer thereunder.

           Periodic Rate Cap: With respect to each Mortgage Loan and any Adjustment Date therefor, a number of percentage points per annum that is set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Interest Rate for such Mortgage Loan may increase (without regard to the Maximum Mortgage Interest Rate) or decrease (without regard to the Minimum Mortgage Interest Rate) on such Adjustment Date from the Mortgage Interest Rate in effect immediately prior to such Adjustment Date.

           Person: An individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

           Primary Mortgage Insurance Policy: A policy of primary mortgage guaranty insurance (including all endorsements thereto) and any replacement policy, issued by a Qualified Insurer.

           Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon, which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

           Principal Payment Period: With respect to any Remittance Date, the calendar month preceding the month in which such Remittance Date occurs.

           Purchase Price: The price paid on the Closing Date by the Purchaser to the Seller/Servicer pursuant to this Agreement in exchange for the Mortgage Loans, which shall be the percentage of par set forth in the Commitment Letter times the Cut-off Date Principal Balance.

           Purchaser: The Person listed as such in the initial paragraph of this Agreement, together with its successors and assigns as permitted under the terms of this Agreement.

          Qualified Insurer: A mortgage guaranty insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located if such qualification is necessary to issue the applicable insurance policy or bond, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided and approved as an insurer by Fannie Mae or Freddie Mac and the Seller/Servicer.

          Qualified Substitute Mortgage Loan: A mortgage loan substituted by the Seller/Servicer for a Deleted Mortgage Loan which must, on the date of such substitution, be approved by the Purchaser and (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall will be distributed by the Seller/Servicer to the Purchaser in the month of substitution), (ii) have a Mortgage Interest Rate not less than (and not more than two percent (2%) greater than) the Mortgage Interest Rate of the Deleted Mortgage Loan, (iii) have a remaining term to maturity not greater than (and not more than one (1) year less than) that of the Deleted Mortgage Loan, (iv) be of the same type as the Deleted Mortgage Loan and (v) comply as of the date of substitution with each representation and warranty set forth in Subsections 6.01.

           Rating Agency: Any of Fitch, Moody’s or S & P and their respective successors. If any of Fitch, Moody’s or S & P shall no longer be in existence, “Rating Agency” shall include such nationally recognized statistical rating agency, or other comparable Person, rating any security issued in connection with any Pass-Through Transfer, as indicated in a notice from the Master Servicer to the Servicer.

           Reconstitution Agreements: The agreement or agreements entered into by the Purchaser, the Seller/Servicer, Fannie Mae or Freddie Mac or certain third parties on the Reconstitution Date(s) with respect to any or all of the Mortgage Loans serviced hereunder, in connection with a Pass-through Transfer, an Agency Transfer or a Whole Loan Transfer. Such agreement or agreements shall prescribe the rights and obligations of the Seller/Servicer in servicing the related Mortgage Loans. The form of relevant Reconstitution Agreement with respect to an Agency Transfer shall be those forms required by Fannie Mae or Freddie Mac with respect thereto. The form of relevant Reconstitution Agreement to be entered into by the Purchaser and/or Master Servicer or trustee and the Seller/Servicer with respect to Pass-Through Transfers and Whole Loan Transfers shall be reasonably satisfactory in form and substance to the Purchaser and the Seller/Servicer (giving due regard to any rating or master servicing requirements) and the representations and warranties and servicing provisions contained therein shall be substantially similar to those contained in this Agreement, unless otherwise mutually agreed.

           Reconstitution Date: The date or dates which shall be no later than February 28, 2006, on which any or all of the Mortgage Loans serviced under this Agreement shall be reconstituted as part of an Agency Transfer, Whole Loan Transfer or Pass-Through Transfer pursuant to Section 14 hereof and serviced pursuant to the Reconstitution Agreement; provided, however, that such date or dates shall be extended upon the reasonable request of the Purchaser in order to complete an Agency Transfer, Whole Loan Transfer or Pass-Through Transfer; provided, further, that the representations and warranties set forth in Section 6.01 of this Agreement shall not be restated after December 31, 2005.

           Record Date: The close of business of the last Business Day of the month preceding the month of the related Remittance Date.

           Refinanced Mortgage Loan: A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

           REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

           REMIC Documents: The document or documents creating and governing the administration of a REMIC.

           REMIC Provisions: Provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions and ruling or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

           Remittance Date: The 18th day of each month, beginning one (1) month after the Cut-off Date (or, if such day is not a Business Day, the following Business Day).

           REO Disposition: The final sale by the Seller/Servicer of an REO Property.

           REO Disposition Proceeds: All amounts received with respect to an REO Disposition pursuant to Subsection 11.13.

          REO Property: A Mortgaged Property acquired by the Seller/Servicer through foreclosure or deed in lieu of foreclosure, as described in Subsection 11.13.

           Repurchase Price: With respect to any Mortgage Loan, a price equal to (i) the Stated Principal Balance of such Mortgage Loan as of the date of repurchase plus (ii) interest on such Stated Principal Balance at the Mortgage Loan Remittance Rate from and including the last Due Date through which interest has been paid on behalf of the Mortgagor or advanced by the Seller/Servicer to the day prior to such date of repurchase, minus (iii) amounts received in respect of such repurchased Mortgage Loan which are being held in the Custodial Account for distribution in connection with such Mortgage Loan, plus servicing advances made or funds expended by the Purchaser.

           Residential Dwelling: Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a condominium project, or (iv) a one-family dwelling in a planned unit development, none of which is a mobile home; provided, however, that any condominium unit or planned unit development shall conform with the applicable Fannie Mae or Freddie Mac requirements regarding such dwellings.

           S & P: Standard and Poors Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

           Seller/Servicer: ABN AMRO Mortgage Group, Inc., a Delaware corporation, in its capacity as the Seller/Servicer hereunder or its successor in interest.

           Servicing Advances: All customary, reasonable and necessary out-of-pocket costs and expenses (including reasonable attorneys’ fees and costs) incurred by the Seller/Servicer in the performance of its servicing obligations hereunder, including, but not limited to, the cost of (a) the preservation, restoration, inspection and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of the REO Property, (d) payments made by the Seller/Servicer with respect to a Mortgaged Property pursuant to Subsection 11.08, and (e) compliance with the Seller/Servicer’s obligations hereunder with respect to the servicing of the Mortgage Loans that are reimbursable to the Seller/Servicer in accordance with the provisions of this Agreement.

           Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee the Purchaser shall pay to the Seller/Servicer, which shall, for each full month, be equal to one-twelfth of the product of the Servicing Fee Rate and the principal balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed. The obligation of the Purchaser to pay the Servicing Fee is limited to, and payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds and other proceeds, to the extent permitted by Subsection 11.05) of related Monthly Payments collected by the Seller/Servicer, or as otherwise provided under Subsection 11.05.

           Servicing Fee Rate: With respect to each Mortgage Loan, an amount equal to the percentage per annum shown on the Mortgage Loan Schedule.

           Servicing Guidelines: Such manuals, guides and bulletins as may be published by Fannie Mae or Freddie Mac from time to time.

           Stated Principal Balance: As to each Mortgage Loan as to any date of determination, (i) the principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus (ii) all amounts previously distributed to the Purchaser with respect to the Mortgage Loan representing payments or recoveries of principal, or advances in lieu thereof.

           Underwriting Guidelines: The underwriting guidelines of ABN AMRO Mortgage Group, Inc., as published in the InterFirst Client Services Manual, as of the Closing Date, and attached hereto as Exhibit 10.

           Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans by the Purchaser to a third party, which sale or transfer is not a Pass-Through Transfer and which may be in a Whole Loan or participation format pursuant to a Reconstitution Agreement.

           SECTION 2.     Purchase and Conveyance. The Seller/Servicer, in exchange for the payment of the Purchase Price by the Purchaser on the Closing Date, hereby sells, transfers, assigns, sets over and conveys to the Purchaser, without recourse, but subject to the terms of this Agreement, all rights, title and interest of the Seller/Servicer in and to Mortgage Loans having a Cut-off Date Principal Balance as reflected on the Mortgage Loan Schedule together with the related Mortgage Files and all rights and obligations arising under the documents contained therein. The sale of the Mortgage Loans by the Seller/Servicer is on a servicing-retained basis with a Servicing Fee Rate as set forth in the Mortgage Loan Schedule.

           With respect to each Mortgage Loan purchased, the Purchaser shall own and be entitled to receive: (a) all scheduled principal due after the Cut-off Date, (b) all other payments and/or recoveries of principal collected after the Cut-off Date (provided, however, that all scheduled payments of principal due on or before the Cut-off Date and collected by the Seller/Servicer after the Cut-off Date shall belong to the Seller/Servicer) and (c) all payments of interest on the Mortgage Loans net of the Servicing Fee (minus that portion of any such interest payment that is allocable to the period prior to the Cut-off Date).

           For the purposes of this Agreement, payments of scheduled principal and interest prepaid for a Due Date beyond the Cut-off Date shall not be applied to reduce the Stated Principal Balance as of the Cut-off Date. Such prepaid amounts (minus the applicable Servicing Fee) shall be the property of the Purchaser. The Seller/Servicer shall remit for deposit any such prepaid amounts into the Custodial Account, which account is established for the benefit of the Purchaser, for remittance by the Seller/Servicer to the Purchaser on the appropriate Remittance Date. All payments of principal and interest, less the applicable Servicing Fee, due on a Due Date following the Cut-off Date shall belong to the Purchaser.

           SECTION 3.     Mortgage Loan Schedule. The Seller/Servicer shall deliver the Mortgage Loan Schedule to the Purchaser at least five (5) Business Days prior to the Closing Date.

           SECTION 4.     Purchase Price. Subject to the conditions set forth herein, the Purchaser shall pay the Purchase Price multiplied by the aggregate Cut Off Date Principal Balance of the Mortgage Loans plus accrued interest at the weighted average Mortgage Loan Remittance Rate from the Cut-off Date through the day prior to the Closing Date, both inclusive, to the Seller/Servicer by 2:00 p.m. Eastern Time on the Closing Date. Such payment shall be made by wire transfer of immediately available funds to the account designated by the Seller/Servicer.

           SECTION 5.     Delivery of Mortgage Loan Documents.

           Subsection 5.01.     Possession of Mortgage Files.

           The contents of each Mortgage File required to be retained by the Seller/Servicer to service the Mortgage Loans pursuant to the Agreement, and thus not delivered to the Purchaser, or its designee, are and shall be held in trust by the Seller/Servicer for the benefit of the Purchaser as the owner thereof. The Seller/Servicer’s possession of any portion of each such Mortgage File is at the will of the Purchaser for the sole purpose of facilitating servicing of the Mortgage Loans pursuant to the Agreement, and such retention and possession by the Seller/Servicer shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage and the contents of the Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller/Servicer shall immediately vest in the Purchaser and shall be retained and maintained, in trust, by the Seller/Servicer at the will of the Purchaser in such custodial capacity only. The Mortgage File retained by the Seller/Servicer with respect to each Mortgage Loan pursuant to this Agreement shall be appropriately identified in the Seller/Servicer’s computer system to reflect clearly the sale of such related Mortgage Loan to the Purchaser. The Seller/Servicer shall release from its custody the contents of any Mortgage File retained by it only in accordance with this Agreement, except when such release is required in connection with a repurchase of any such Mortgage Loan pursuant to Subsection 6.03 of this Agreement or if required under applicable law or court order.

           Subsection 5.02.     Books and Records.

          All rights arising out of the Mortgage Loans including, but not limited to, all funds received by the Seller/Servicer after the Cut-off Date on or in connection with a Mortgage Loan as provided in Section 2 shall be vested in the Purchaser; provided, however, that all such funds received on or in connection with a Mortgage Loan as provided in Section 2 shall be received and held by the Seller/Servicer in trust for the benefit of the Purchaser as the owner of the Mortgage Loans pursuant to the terms of this Agreement.

          As more fully set forth in Section 20, it is the express intention of the parties that the transactions contemplated by this Agreement be, and be construed as, a sale of the Mortgage Loans by the Seller/Servicer and not a pledge of the Mortgage Loans by the Seller/Servicer to the Purchaser to secure a debt or other obligation of the Seller/Servicer. Consequently, the sale of each Mortgage Loan shall be reflected as a purchase on the Purchaser’s business records, tax returns and financial statements, and as a sale of assets on the Seller/Servicer’s business records, tax returns and financial statements.

           The Seller/Servicer shall maintain with respect to each Mortgage Loan and shall make available for inspection by any Purchaser or prospective subsequent purchaser, or its designee, the related Servicing File during the time the Purchaser retains ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations.

           Subsection 5.03.     Delivery of Mortgage Loan Documents.

           The Seller/Servicer shall, at least five (5) Business Days prior to the Closing Date (or such earlier date as the Purchaser may reasonably request), deliver, at the Seller’s expense, and release to the Purchaser, or if so directed by the Purchaser, to the Custodian, the Mortgage Loan Documents with respect to each Mortgage Loan.

           To the extent received by it, the Seller/Servicer shall forward to the Purchaser, or its Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement; provided, however, that the Seller/Servicer shall provide the Custodian with a certified true copy of any such document submitted for recordation, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within ninety (90) days of its submission for recordation. With respect to any Mortgage Loan registered with the MERS System, the Seller/Servicer shall take all action necessary to cause the MERS System to reflect the Purchaser as the beneficial owner of the Mortgage Loan.

           In the event that the original (or a copy thereof certified by the public recording office in which such document has been recorded) of any of the Mortgage Loan Documents (except the Assignment of Mortgage) cannot be delivered on the Closing Date due to a delay in the public recording office, the Seller/Servicer shall deliver or cause to be delivered to the Purchaser a true and correct copy of such documents on the Closing Date, and if the original (or a copy thereof certified by the public recording office in which such document has been recorded) of any such document is not delivered to the Purchaser within 90 days after the Closing Date, the related Mortgage Loan shall, upon the request of the Purchaser, be repurchased by the Seller/Servicer at the price and in the manner specified in Section 6.03, unless the Seller/Servicer is delayed in so delivering such documents because any such instruments shall not have been received by the Seller/Servicer from the appropriate recording office.

           The Seller/Servicer shall make an image of the related Mortgage File available to the Purchaser for examination at the Seller/Servicer’s offices or such other location as shall otherwise be agreed upon by the Purchaser and the Seller/Servicer. Such examination may be made by the Purchaser or its designee at any reasonable time prior to the Closing Date. The Purchaser may, at its option and without notice to the Seller/Servicer, purchase any Mortgage Loan without conducting any partial or complete examination. The fact that the Purchaser has conducted or has determined not to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser’s rights to demand repurchase or other relief or remedy provided for in this Agreement.

           SECTION 6.     Representations, Warranties and Covenants; Remedies for Breach.

           Subsection 6.01.     Representations and Warranties Regarding Individual Mortgage Loans.

           The Seller/Servicer hereby represents and warrants to the Purchaser that, as to each Mortgage Loan, as of the Closing Date or such other date specified herein:

                (a)      The information set forth in the Mortgage Loan Schedule is true and correct in all material respects, and each Mortgage File contains the items required pursuant to Exhibit 2.

                 (b)     There are no delinquent taxes, ground rents, governmental assessments, leasehold payments or other outstanding charges affecting the lien priority of the related Mortgaged Property.

                (c)     The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office, or registered with the MERS System, if necessary to maintain the lien priority of the Mortgage, and which have been delivered to the Purchaser or its designee; the substance of any such waiver, alteration or modification has been approved by the insurer under the Primary Mortgage Insurance Policy, if any, the title insurer, to the extent required by the related policy, and is reflected on the Mortgage Loan Schedule. The Seller/Servicer has not waived the performance by the Mortgagor of any action which would cause the Mortgage Loan to be in default, nor has the Seller/Servicer waived any default resulting from any action or in action by the Mortgagor.

                (d)       The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

                 (e)     All buildings upon the Mortgaged Property are insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of Subsection 11.10 of this Agreement. If the Mortgaged Property is in an area identified on a flood hazard map or flood insurance rate map issued by the Federal Emergency Management Agency as a special flood hazard area (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the National Flood Insurance Program is in effect and such policy conforms to the requirements of Fannie Mae or Freddie Mac. All such insurance policies contain a standard mortgagee clause naming the Seller/Servicer of the Mortgage Loan, its successors and assigns as mortgagee and loss payee. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor. Each insurance policy is the valid and binding obligation of the insurer, in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser, including any trustee, acting on its behalf. The Seller/Servicer has not acted or failed to act so as to impair the coverage of any such insurance policy or the validity, binding effect, or enforceability thereof.

                (f)      Any and all requirements of any federal, state or local law including, without limitation, fair housing, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, predatory or abusive lending laws or disclosure laws applicable to the origination and servicing of Mortgage Loan have been complied with in all material respects unless such local or state laws are preempted by federal law or regulation.

                (g)     The Mortgage has not been satisfied, canceled, subordinated or rescinded, (other than as to Principal Prepayments in full which may have been received prior to the Closing Date), and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, except with respect to certain releases in part that do not materially affect the value of the Mortgaged Property, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release.

                 (h)     The Mortgage is a valid, existing and enforceable first lien on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to (i) the lien of current real property taxes and assessments not yet due and payable, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions which do not adversely affect the Appraised Value of the Mortgaged Property, and (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable first lien and first priority security interest on the property described therein and the Seller/Servicer has the full right to sell and assign the same to the Purchaser.

                 (i)      The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law.

                 (j)      All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties.

                (k)       The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor, and there is no obligation for the Mortgagee to advance additional funds thereunder. The Seller/Servicer has not advanced funds, or induced, solicited, or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage or the Mortgage Note.

                 (l)      To the best of the Seller/Servicer’s knowledge, all parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable “doing business” and licensing requirements of the laws of the state wherein the Mortgaged Property is located.

                 (m)      The Mortgage Loan is covered by an ALTA lender’s title insurance policy, or other generally acceptable form of policy or insurance acceptable to Fannie Mac or Freddie Mac, which has all applicable endorsements, including, without limitation, condominium/PUD and an adjustable rate mortgage endorsement acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (h)(i) and (ii) above) the Seller/Servicer, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan. The Seller/Servicer is the insured under such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in full force and effect, and inure to the benefit of the Purchaser, upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and the Seller/Servicer has not done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy.

                 (n)      There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note, and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event of acceleration, and the Seller/Servicer has not waived any default, breach, violation or event of acceleration. To the best of the Seller/Servicer’s knowledge, no litigation or lawsuit related to such Mortgage Loan is pending or threatened.

                 (o)      To the best of Seller’s knowledge, all improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property, unless specifically insured over by the title insurance policy.

                 (p)      Each Mortgage Loan satisfies the requirements set forth in Section 3(a)(41)(A) of the Securities and Exchange Act of 1934.

                 (q)      Except with respect to interest-only Mortgage Loans, principal payments on the Mortgage Loan commenced no more than sixty (60) days after the final proceeds of the Mortgage Loan were disbursed. Except with respect to interest-only Mortgage Loans, each Mortgage Note requires a monthly payment which is sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate. Such Mortgage Loan is a conventional, residential, adjustable rate, first mortgage loan having an original term to maturity of not more than thirty (30) years, all as set forth on the Mortgage Loan Schedule, with interest payable in arrears on the first day of each month. No Mortgage Loan contains terms or provisions which could result in negative amortization. On the Closing Date and until the Initial Adjustment Date, the Mortgage Interest Rate is and shall be as set forth on the subject Mortgage Loan Schedule. On the Initial Adjustment Date set forth on the subject Mortgage Loan Schedule, and on the Adjustment Dates occurring every twelve (12) months thereafter, or as otherwise indicated on the subject Mortgage Loan Schedule, the Mortgage Interest Rate is subject to adjustment to a new Mortgage Interest Rate equal to the then current Index Rate plus the Gross Margin set forth on the Mortgage Loan Schedule, rounded in accordance with the terms of the Mortgage Note, subject to the Periodic Rate Cap and Maximum Interest Rate Cap. Except with respect to interest-only Mortgage Loans, the Mortgage Note requires a monthly payment which is sufficient (i) during the period prior to the first Adjustment Date, to fully amortize the original principal balance of such Mortgage Loan over the original term thereof and to pay interest at the then applicable Mortgage Interest Rate, and (ii) during the one year period following each Adjustment Date, or as otherwise indicated on the subject Mortgage Loan Schedule, to fully amortize the outstanding principal balance of such Mortgage Loan as of the first day of such period over the then remaining term thereof and to pay interest at the then applicable Mortgage Interest Rate. Such Mortgage Loan has a Maximum Interest Rate Cap of five percent (5%) above the initial Mortgage Interest Rate, unless otherwise indicated on the Mortgage Loan Schedule, and a Periodic Rate Cap of the percentage indicated in the Mortgage Loan Schedule above or below the Mortgage Interest Rate in effect immediately prior to the related Adjustment Date, all as set forth on the Mortgage Loan Schedule. Unless the Mortgage Loan Schedule indicates that the Mortgage Loan is a Convertible Mortgage Loan, such Mortgage Loan is not a Convertible Mortgage Loan. If the Mortgage Loan Schedule indicates that the Mortgage Loan is a Convertible Mortgage Loan, the Mortgage Loan may convert to a fixed interest rate at the time and in the manner described on the Mortgage Loan Schedule. In the event a Convertible Mortgage Loan converts to a fixed interest rate, the Seller/Servicer shall repurchase such Mortgage Loans at a price equal to the Unpaid Principal Balance plus accrued interest on such Unpaid Principal Balance at the applicable Mortgage Loan Remittance Rate from the date to which interest has last been paid and distributed to the date of repurchase, plus any Servicing Advances by the Purchaser.

                 (r)     There is no proceeding pending or, to the Seller/Servicer’s knowledge, threatened for the total or partial condemnation of the Mortgaged Property, nor is such a proceeding currently occurring, and, to the best of the Seller/Servicer’s knowledge, such Mortgaged Property is in good repair. Such Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

                 (s)      The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. The Mortgaged Property has not been subject to any foreclosure proceeding, and is not subject to any bankruptcy proceedings, nor has the Mortgagor filed for protection under applicable bankruptcy laws. The Mortgage contains customary and enforceable provisions for the acceleration of the payment of the unpaid Principal Balance of such Mortgage Loan in the event the related Mortgaged Property is sold or otherwise transferred without the prior consent of the Mortgage.

                 (t)      The Mortgage Note and Mortgage are on forms acceptable to Fannie Mae or Freddie Mac.

                 (u)      The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in (h) above.

                 (v)      The Mortgage File contains an appraisal of the related Mortgaged Property, in a form acceptable to Fannie Mae or Freddie Mac and any applicable requirements of Title XI of the Federal Institutions Reform Recovery and Enforcement Act of 1989 and the regulations promulgated thereunder. The appraisal report and the appraiser both satisfy the minimum requirements of Fannie Mae or Freddie Mac in effect on the date the Mortgage Loan was originated. The appraisal report with respect to the Mortgaged Property contained in the Mortgage File was signed prior to the approval of the application for such Mortgage Loan by a qualified appraiser, duly appointed by the loan originator, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of such application.

                (w)     In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.

                 (x)      The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature. Except as disclosed on the Mortgage Loan Schedule, such Mortgage Loan was not originated under an employer relocation program. The Mortgage Loan does not have a buy down plan feature or a balloon payment feature.

                 (y)      The Mortgagor has received all material disclosures required by applicable law with respect to the making of mortgage loans of the same type as the Mortgage Loan and rescission materials required by applicable law if the Mortgage Loan is a Refinanced Mortgage Loan.

                 (z)      No Mortgage Loan has a Loan-to-Value Ratio in excess of 95%. Each Mortgage Loan with a LTV at origination in excess of 80% is subject to a Primary Mortgage Insurance Policy, issued by an insurer acceptable to Fannie Mae or Freddie Mac, in at least such amounts as are required by Fannie Mae or Freddie Mac. Such policy insures the named insured, its successors and assigns. All provisions of such Primary Mortgage Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage subject to any such Primary Mortgage Insurance Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith unless terminable in accordance with Fannie Mae or Freddie Mac standards or applicable law.

                 (aa)      To the best of the Seller/Servicer’s knowledge as of the date of origination of the Mortgage Loan, no improvement located on or part of the Mortgaged Property is in violation of any zoning law or regulation.

                 (bb)      The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located; with respect to any Mortgage Loan registered with the MERS System, such registration complies with the rules and procedures of MERS.

                 (cc)      All payments required to be made prior to the Cut-off Date for such Mortgage Loan under the terms of the Mortgage Note have been made and no Mortgage Loan has ever been delinquent in payment 30 or more days.

                 (dd)      The Mortgage Loan has been serviced by the Seller/Servicer in accordance with the terms of the Mortgage Note, the Mortgage, and the Fannie Mae or Freddie Mac guidelines. Further, the origination, servicing and collection practices with respect to such Mortgage Loan unless otherwise required by law or Fannie Mae or Freddie Mac standard have been conducted in a manner customary in the Mortgage origination and servicing business. All escrow deposits and Escrow Payments, if any, all such payments are in the possession of, or under the control of, the Seller/Servicer have been handled in accordance with the Real Estate Settlement Procedures Act (“RESPA”).

                 (ee)      Immediately prior to the payment of the Purchase Price, the Seller/Servicer was the sole owner and holder of the Mortgage Loans. The Mortgage Loans were not assigned or pledged by the Seller/Servicer and the Seller/Servicer had good and marketable title thereto, and the Seller/Servicer had full right to transfer and sell the Mortgage Loans to the Purchaser free and clear of any encumbrance, participation interest, lien, equity, pledge, claim or security interest and had full right and authority subject to no interest or participation in, or agreement with any other party to sell or otherwise transfer the Mortgage Loans.

                (ff)      The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines.

                 (gg)           With respect to Mortgage Loans that are secured by a leasehold estate, the lease is valid, in full force and effect, and conforms generally to the Underwriting Guidelines for leasehold estates and to the requirements of Fannie Mae or Freddie Mac.

                 (hh)      The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit, or an individual unit in a planned unit development; provided, however, that any condominium project or planned unit development generally conforms with the Underwriting Guidelines regarding such dwellings, and conform to the requirements of Fannie Mae or Freddie Mac, and no residence or dwelling is a mobile home. Unless otherwise disclosed on the Mortgage Schedule, the Mortgaged Property, to the best of the Seller/Servicer’s knowledge, is occupied by, and titled in the name of, the Mortgagor who is a natural person.

                 (ii)      The Seller/Servicer used no adverse selection procedures in selecting the Mortgage Loan from among the outstanding first-lien residential mortgage loans owned by it which were available for inclusion in the Mortgage Loans.

                 (jj)      There are no mechanics’ or similar liens or claims which have been filed for labor or materials affecting the Mortgaged Property which are, or may be, liens prior or equal to, the lien of the related Mortgage, and there are no delinquent tax or assessment liens against the Mortgaged Property.

                 (kk)      Such Mortgage Loan is not being serviced pursuant to any agreement with a third party servicer or subservicer.

                 (ll)      No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property.

                 (mm)      The Mortgagor has not notified the Seller/Servicer and the Seller/Servicer has no knowledge of any relief requested or allowed to the Mortgagor under either the Soldier’s and Sailor’s Civil Relief Act of 1940 or the Servicemembers Civil Relief Act.

                 (nn)      There has been no fraud, misrepresentation, error, omission, negligence or similar occurrence with respect to such Mortgage Loan, which has taken place on the part of any person including without limitation, any mortgagee or any other party involved in the origination of the Mortgage Loan.

                 (oo)      All of the terms of the Mortgage Note pertaining to interest rate adjustments, payment adjustments and adjustments of the outstanding principal balance are enforceable, all such adjustments have been properly made, including any required notices, and such adjustments do not and will not affect the priority of the Mortgage lien.

                 (pp)      With respect to each Mortgage Loan, the Seller/Servicer has performed any and all escrow analysis of the Escrow Account required by applicable laws and Customary Servicing Procedures. Any and all Escrow Account adjustments have been performed in accordance with applicable laws and Customary Servicing Procedures. All notices and statements, with respect to any Escrow Account, required by any such laws and Customary Servicing Procedures have been delivered to the Mortgagor and any other required Person.

                 (qq)      The Seller/Servicer has obtained a life of loan, transferable real estate tax service contract on each Mortgage Loan and such contract is assignable without penalty, premium or cost to the Purchaser.

                 (rr)      The Index for each Mortgage Loan is as defined in each Mortgage Note. The Mortgage Note does not permit negative amortization.

                 (ss)      The Mortgage Loan is not classified as a “high cost” loan under the Home Ownership and Equity Protection Act of 1994 or a “high cost,” “covered” or “threshold” loan under other applicable federal, state or local predatory or abusive lending laws, unless the Mortgage Loan is exempt from such other applicable predatory or abusive lending laws or such other applicable predatory or abusive lending laws are preempted by federal law or regulation. In addition, no Mortgage Loan is a “High Cost Loan” or “Covered Loan” as such terms are defined in the current S & P LEVELS®Glossary, which is attached hereto as Exhibit 12, or governed by the Georgia Fair Lending Act, if such Mortgage Loan was originated on or after October 1, 2002 through May 6, 2003. None of the proceeds of the Mortgage Loan were used to finance single-premium credit life insurance policies and no Mortgagor was offered or required to purchase any such insurance.

                 (tt)      With respect to each MERS Loan, the MERS Identification Number has been assigned to that MERS Loan. The Mortgage or the Assignment of Mortgage to MERS has been recorded on the MERS System, and the transfer to the Purchaser has been reflected on the MERS System. With respect to each MERS Loan, the Seller/Servicer has not received an notice of liens or legal actions, and no such notices have been electronically posted on the MERS System.

                 (uu)      With respect to each Mortgage Loan that has a prepayment fee feature, each such prepayment fee is enforceable and will be enforced by the Seller/Servicer for the benefit of the Purchaser, and each prepayment fee is permitted pursuant to federal, state and local law and is only payable during the first 5 years of the term of the Mortgage Loan. Each such prepayment fee is in an amount not exceeding the maximum amount permitted under applicable law.

                 (vv)      The Seller/Servicer has, in its capacity as servicer, for each Mortgage Loan, fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

                 (ww)      No Mortgage Loan originated on or after July 1, 2004 requires the related Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction.

           Subsection 6.02. Representations of the Seller/Servicer.

           The Seller/Servicer hereby represents and warrants to the Purchaser that as to itself, as of the Closing Date:

                 (a)       It is a Delaware corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in the states where the Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by it. It has corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by it and the consummation of the transactions contemplated hereby have been duly and validly authorized. This Agreement, assuming due authorization, execution and delivery by the Purchaser, evidences the valid, binding and enforceable obligation of it, subject to applicable law except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law. All requisite corporate action has been taken by it to make this Agreement valid and binding upon it in accordance with its terms.

                 (b)      No consent, approval, authorization or order is required for the transactions contemplated by this Agreement from any court, governmental agency or body, or federal or state regulatory authority having jurisdiction over it is required or, if required, such consent, approval, authorization or order has been or will, prior to the Closing Date, be obtained.

                 (c)      The consummation of the transactions contemplated by this Agreement are in the Seller/Servicer’s ordinary course of business and will not result in the breach of any term or provision of its charter or by-laws or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which it or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which it or its property is subject.

                 (d)      The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by it pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction. The Seller/Servicer is solvent and the sale of each Mortgage Loan will not cause the Seller/Servicer to become insolvent. The sale of the Mortgage Loan is not undertaken with the intent to hinder, delay or defraud any of the Seller/Servicer’s creditors.

                 (e)      There is no action, suit, proceeding or investigation pending or, to the best knowledge of it, threatened against it which, either individually or in the aggregate, would likely result in any material adverse change in the business, operations, financial condition, properties or assets of it, or in any material impairment of the right or ability of it to carry on its business substantially as now conducted or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of it contemplated herein, or which would materially impair the ability of it to perform under the terms of this Agreement.

                 (f)      The Seller/Servicer is a Fannie Mae and Freddie Mac approved lender in good standing, and is either a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or an institution which is supervised and examined by a federal or state authority, or a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act (a “HUD Approved Mortgagee”)

                 (g)      The Seller/Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement.

                 (h)      The Seller/Servicer will treat the sale of the Mortgage Loans as a sale on its books and records.

                 (i)      The Seller/Servicer acknowledges and agrees that the Servicing Fee, as calculated at the Servicing Fee Rate, represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Seller/Servicer, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement.

                 (j)      The Seller/Servicer has delivered to the Purchaser financial statements of ABN Parent as to its last two (2) complete fiscal years and any later quarter ended more than (60) days prior to the Closing Date. All such financial statements fairly present the pertinent results of operations and changes in financial position at the end of each such period of ABN Parent and its subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto. To the best of the Seller/Servicer’s knowledge, there has been no change in the business, operations, financial condition, properties or assets of the Seller/Servicer since the date of the Seller/Servicer’s financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement.

                 (k)      The consideration received by the Seller/Servicer upon the sale of the Mortgage Loans under this Agreement constitutes fair consideration and reasonably equivalent value for the Mortgage Loans.

                 (l)      The Seller/Servicer is not operating under any regulatory supervisory agreements and meets all applicable capital requirements set by the federal and/or state governmental agency which has jurisdiction over the Seller/Servicer.

            Subsection 6.03. Remedies for Breach of Representations and Warranties.

            It is understood and agreed that the representations and warranties set forth in Subsections 6.01 and 6.02 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser and its permitted assigns, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or lack of examination of any Mortgage File. Upon discovery by either the Seller/Servicer or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser therein (or which materially and adversely affects the interest of the Purchaser in or the value of the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the others.

           Within ninety (90) days of the earlier of either discovery by or notice to the Seller/Servicer of any breach of a representation or warranty which materially and adversely affects the value of a Mortgage Loan or the Mortgage Loans or the interest of the Purchaser therein, the Seller/Servicer shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Seller/Servicer shall repurchase such Mortgage Loan or Mortgage Loans at the Repurchase Price. However, the Seller/Servicer may, at its option and assuming that the Seller/Servicer has a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan and substitute in its place a Qualified Substitute Mortgage Loan or Loans; provided, however, that any such substitution shall be effected not later than one hundred eighty (180) days after the Closing Date. If the Seller/Servicer has no Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan pursuant to the foregoing provisions of this Subsection 6.03 shall be accomplished by the Seller/Servicer depositing the amount of the Repurchase Price in the Custodial Account for distribution to the Purchaser on the next scheduled Remittance Date.

           At the time of repurchase of any Mortgage Loan (or removal of any Deleted Mortgage Loan), the Purchaser and the Seller/Servicer shall arrange for the assignment of the repurchased Mortgage Loan (or Deleted Mortgage Loan) to the Seller/Servicer or its designee and the delivery to the Seller/Servicer of any documents held by the Purchaser relating to the repurchased Mortgage Loan in the manner required by this Agreement with respect to the purchase and sale of such Mortgage Loan on the Closing Date. In the event the Repurchase Price is deposited in the Custodial Account, the Seller/Servicer shall, simultaneously with its remittance to the Seller/Servicer of such Repurchase Price for deposit, give written notice to the Purchaser that such deposit has taken place. Upon such repurchase, the Mortgage Loan Schedule shall be amended to reflect the withdrawal of the repurchased Mortgage Loan from this Agreement.

           As to any Deleted Mortgage Loan for which the Seller/Servicer substitutes one or more Qualified Substitute Mortgage Loans, the Seller/Servicer shall effect such substitution by delivering to the Purchaser, or its designee, for each Qualified Substitute Mortgage Loan the Mortgage Note, the Mortgage, the Assignment of Mortgage and such other documents and agreements as are required by Subsection 5.03. The Seller/Servicer shall remit to the Seller/Servicer for deposit in the Custodial Account the Monthly Payment less the Servicing Fee due on each Qualified Substitute Mortgage Loan in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution will be retained by the Seller/Servicer. For the month of substitution, distributions to the Purchaser will include the Monthly Payment due on such Deleted Mortgage Loan in the month of substitution, and the Seller/Servicer shall thereafter be entitled to retain all amounts subsequently received by the Seller/Servicer in respect of such Deleted Mortgage Loan. The Seller/Servicer shall give written notice to the Purchaser that such substitution has taken place and shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan. Upon such substitution, each Qualified Substitute Mortgage Loan shall be subject to the terms of this Agreement in all respects, and the Seller/Servicer shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan, as of the date of substitution, the covenants, representations and warranties set forth in Subsections 6.01 and 6.02.

           For any month in which the Seller/Servicer substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Seller/Servicer will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall shall be remitted by the Seller/Servicer for distribution to the Purchaser in the month of substitution pursuant to Subsection 11.04. Accordingly, on the date of such substitution, the Seller/Servicer will remit to the Seller/Servicer from its own funds for deposit into the Custodial Account an amount equal to the amount of such shortfall plus one month’s interest thereon at the Mortgage Loan Remittance Rate. The Seller/Servicer shall pay all costs and expenses incurred in connection with the repurchase of or substitution for a Deleted Mortgage Loan, or cure of a breach of a representation of warranty.

           Subsection 6.04. Indemnification.

           The Seller/Servicer agrees to indemnify and hold the Purchaser harmless from and against any actual losses, damages, actions or liabilities, including, without limitation, legal fees and related costs and expenses based on, grounded upon, or resulting from any material breach of any representation or warranty contained in Subsections 6.01 and 6.02 hereof.

            If the Purchaser seeks indemnification under this Subsection 6.04, it must promptly give the Seller/Servicer notice of any legal action or potential claim. However, delay or failure by the Purchaser to provide such notice shall not release the Seller/Servicer from any indemnity obligations, except and only to the extent that the Seller/Servicer shows that such delay or failure materially prejudiced the defense of such action or increased the amount of such claim. The Seller/Servicer shall be responsible to conduct such defense through counsel reasonably satisfactory to the Purchaser provided, however, that the Purchaser is permitted to control fully the defense of any such claim and to settle any such claim subject to the Seller/Servicer’s approval, which approval shall not be unreasonably withheld; provided further that the Purchaser shall have the right to retain counsel to represent it at its expense in connection with any such claim. If the Seller/Servicer fails to assume the defense of an action within twenty (20) days after receiving notice, then the Seller/Servicer shall be bound by any determination made in the action or by any compromise or settlement the Purchaser may effect. The Purchaser agrees to use reasonable efforts to mitigate any claims tendered to the Seller/Servicer. If the Seller/Servicer assumes the defense in a timely manner, the Purchaser shall assign to the Seller/Servicer all of its claims for recovery against third parties for any indemnification provided by the Seller/Servicer, whether such claims arise pursuant to insurance coverage, contribution, subrogation or otherwise.

           No action may be brought against the Seller/Servicer relating to or arising out of the breach of any representations and warranties made in Subsections 6.01 or 6.02 with respect to any Mortgage Loan unless and until (i) discovery of such breach by the Purchaser or notice thereof by the Seller/Servicer to the Purchaser, (ii) failure by the Seller/Servicer to cure such breach, repurchase such Mortgage Loan as specified above, substitute a Qualified Substitute Mortgage Loan for such Mortgage Loan as specified above and/or indemnify the Purchaser as specified above and (iii) demand upon the Seller/Servicer by the Purchaser for compliance with the terms of this Agreement.

           It is understood and agreed that the obligations of the Seller/Servicer set forth in Subsection 6.03 to cure, repurchase or substitute for a defective Mortgage Loan, or in Subsection 6.04 to indemnify the Purchaser, constitute the sole remedies of the Purchaser respecting a breach of the representations and warranties set forth in Subsections 6.01 and 6.02.

           Subsection 6.05. Early Payment Default.

           In addition to, but not in limitation of, the Seller/Servicer’s repurchase obligations set forth in Section 6.03, the Seller/Servicer shall repurchase, at the Purchase Price, any Mortgage Loan sold to the Purchaser pursuant to this Agreement within twenty (20) business days of receipt of written notice from the Purchaser if (i)the first Due Date for a Mortgage Loan is subsequent to the Cut- Off Date and a Mortgagor fails to make the first payment due under the terms of the Mortgage Note and Mortgage within thirty (30) days of the Due Date, or (ii)the Unpaid Principal Balance due on a Mortgage Loan is paid in full within thirty (30) days of the related Closing Date.

           SECTION 7. Representations, Warranties and Covenants of the Purchaser; Remedies for Breach.

           Subsection 7.01. Representations and Warranties of the Purchaser.

           The Purchaser hereby makes the following representations and warranties, which have been deemed to have been re-made as of each Closing Date:

                 (a)      The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

                 (b)      There is no litigation pending or, to its knowledge, threatened, which, if determined adversely to it, would have a material adverse effect on its financial condition, or which would adversely affect the execution, delivery and performance of this Agreement.

                 (c)      The Purchaser has full power and authority (corporate or otherwise) to enter into and perform its obligations under this Agreement.

                 (d)      This Agreement has been duly authorized, executed and delivered by the Purchaser, and constitutes the valid, legal and binding agreements to the Purchaser, enforceable against the Purchaser in accordance with their respective terms.

                 (e)      Neither the execution and delivery of this Agreement, the acquisition of the Mortgage Loans by the Purchaser, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Purchaser’s charter or by-laws or any legal restriction or any agreement or instrument to which the Purchaser is now a party or by which it is bound, or constitute default or result in acceleration under any of the foregoing, or result in the violation of any rule, regulation, order, judgment or decree to which the Purchaser or its property is subject.

           Subsection 7.02. Remedies.

           The representations, warranties and covenants set forth in Subsection 7.01 shall survive the purchase and sale of the Mortgage Loans and shall inure to the benefit of the Seller/Servicer. The Purchaser hereby indemnifies and agrees to hold the Seller/Servicer harmless against any actual losses, liabilities, damages, actions, including without limitation, legal fees, judgments and other related costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from a breach of any of the Purchaser’s representations and warranties.

SECTION 8. Closing. The closing for the purchase and sale of the Mortgage Loans shall take place on the Closing Date. The closing shall be by telephone, confirmed by letter or wire as the parties shall agree. The closing shall be subject to each of the following conditions:

                (a)      all of the representations and warranties of the Seller/Servicer in this Agreement shall be true and correct as of the Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute an Event of Default under this Agreement;

                 (b)      all of the representations and warranties of the Purchaser in this Agreement shall be true and correct as of the Closing Date;

                 (c)           the Seller/Servicer’s attorneys shall have received in escrow, all Closing Documents as specified in Section 9, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories as required pursuant to the terms hereof;

                 (d)      the Seller/Servicer shall have complied with all other material terms and conditions of this Agreement; and

           SECTION 9. Closing Documents. On the Closing Date, the Seller/Servicer shall deliver to its attorneys in escrow fully executed originals of:

                 (a)      this Agreement, executed by the Seller/Servicer;

                 (b)      a Custodial Account Certification in the form attached as Exhibit 4 hereto;

                 (c)      an Escrow Account Certification in the form attached as Exhibit 5 hereto;

                 (d)      the Mortgage Loan Schedule, one copy to be attached hereto;

                 (e)      Servicing Control Agreement attached as Exhibit 7 hereto;

                 (f)      Opinion of Counsel of the Seller/Servicer in the form attached as Exhibit 8 hereto;

                 (g)      Officer’s Certificate of the Seller/Servicer in the form attached as Exhibit 9 hereto; and

                 (h)      Such other documents reasonably requested by the Purchaser.

            SECTION 10. Costs. The Seller/Servicer shall pay any commissions due its salesmen and the legal fees and expenses of its attorneys. The Purchaser shall pay all other costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans hereunder, including without limitation recording fees, the fees and expenses of the custodian, if any, and the Purchaser’s attorney’s fees.

           SECTION 11. Administration and Servicing of the Mortgage Loans.

            Subsection 11.01. The Seller/Servicer to Act as Servicer.

            The Seller/Servicer shall service and administer the Mortgage Loans in accordance with this Agreement and Customary Servicing Procedures and the terms of the Mortgage Notes and Mortgages, and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the Seller/Servicer may deem necessary or desirable and consistent with the terms of this Agreement. The Seller/Servicer may perform its servicing responsibilities through agents or independent contractors, but shall not thereby be released from any of its responsibilities hereunder.

           Consistent with the terms of this Agreement, the Seller/Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor; provided, however, that (unless the Mortgagor is in default with respect to the Mortgage Loan, or such default is, in the judgment of the Seller/Servicer, imminent, and the Seller/Servicer has the consent of the Purchaser) the Seller/Servicer shall not, unless authorized by the Purchaser, permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, defer or forgive the payment of any principal or interest, change the outstanding principal amount (except for actual payments of principal), make any future advances or extend the final maturity date, as the case may be, with respect to such Mortgage Loan. Further with respect to any permitted modification, the Seller/Servicer shall determine, in consultation with counsel, that such a change would not be treated as a “significant modification” that would cause a deemed exchange under Section 1001(a) of the Code or applicable temporary or final regulations thereunder at any time when the Mortgage Loan is held by a REMIC or a grantor trust. With respect to any such determination, the Seller/Servicer shall provide an Officer’s Certificate to the Purchaser and the Master Servicer setting forth the Seller/Servicer’s determination that the permitted modification would not be treated as a “significant modification” under Section 1001(a) of the Code. Without limiting the generality of the foregoing, the Seller/Servicer in its own name or acting through sub-servicers or agents is hereby authorized and empowered by the Purchaser when the Seller/Servicer believes it appropriate and reasonable in its best judgment, to execute and deliver, on behalf of itself and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Purchaser pursuant to the provisions of Subsection 11.13. The Seller/Servicer shall make all required Servicing Advances and shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. The Purchaser shall furnish to the Seller/Servicer any powers of attorney and other documents reasonably necessary or appropriate to enable the Seller/Servicer to carry out its servicing and administrative duties under this Agreement.

            Subsection 11.02. Liquidation of Mortgage Loans.

            In the event that any payment due under any Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Seller/Servicer shall take such action as it shall deem to be in the best interest of the Purchaser. In the event that any payment due under any Mortgage Loan remains delinquent for such period as provided in the Servicer Guidelines, the Seller/Servicer shall commence foreclosure proceedings in accordance with the guidelines set forth by Fannie Mae or Freddie Mac. In such connection, the Seller/Servicer shall from its own funds make all necessary and proper Servicing Advances. If the portion of any Liquidation Proceeds or REO Disposition Proceeds allocable as a recovery of interest on any Mortgage Loan is less than the full amount of accrued and unpaid interest on such Mortgage Loan as of the date such proceeds are received, then the Servicing Fees and Servicing Advances shall be paid first and any amounts remaining thereafter shall be distributed to the Purchaser. The Purchaser reserves the right to appoint a loss mitigation agent to monitor the collection of past due loans, and the Seller/Servicer agrees to furnish such agent with information as that agent shall reasonably request.

            Subsection 11.03. Collection of Mortgage Loan Payments.

            Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Seller/Servicer will proceed diligently, in accordance with this Agreement, to collect all payments due under each of the Mortgage Loans when the same shall become due and payable, in accordance with Fannie Mae or Freddie Mac Guidelines and Customary Servicing Procedures. Further, the Seller/Servicer will in accordance with RESPA and all applicable state and federal law ascertain and estimate taxes, assessments, fire and hazard insurance premiums, premiums for Primary Mortgage Insurance Policies, and all other charges that, as provided in any Mortgage, will become due and payable.

            Subsection 11.04. Establishment of Custodial Account; Deposits in Custodial Account.

            The Seller/Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts (collectively, the “Custodial Account”), titled “ABN AMRO Mortgage Group, Inc., in trust for Thornburg Mortgage Home Loans, Inc., as the Purchaser of Mortgage Loans and various Mortgagors.” Such Custodial Account shall be established with a commercial bank, a savings bank or a savings and loan association (which may be a depository affiliate of the Seller/Servicer) which meets the guidelines set forth by Fannie Mae or Freddie Mac as an eligible depository institution for custodial accounts. In any case, the Custodial Account shall be an Eligible Account. The creation of any Custodial Account shall be evidenced by a certification in the form of Exhibit 4 hereto. A copy of such certification shall be furnished to the Purchaser.

            The Seller/Servicer shall deposit in the Custodial Account on a daily basis, and retain therein the following payments and collections received or made by it subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date as discussed in Subsection 11.17):

                 (a)      all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

                 (b)      all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

                 (c)      all Liquidation Proceeds;

                 (d)      all proceeds received by the Seller/Servicer under any title insurance policy, hazard insurance policy, Primary Mortgage Insurance Policy or other insurance policy other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Customary Servicing Procedures and the Mortgage Loan Documents;

                 (e)      all awards or settlements in respect of condemnation proceedings or eminent domain affecting any Mortgaged Property which are not released to the Mortgagor in accordance with Customary Servicing Procedures and the Mortgage Loan Documents;

                 (f)      any amount required to be deposited in the Custodial Account pursuant to Subsections 11.15, 11.17 and 11.19, or as otherwise required by this Agreement;

                 (g)      any amount required to be deposited by the Seller/Servicer in connection with any REO Property pursuant to Subsection 11.13;

                 (h)      any amounts payable in connection with the repurchase of any Mortgage Loan pursuant to Subsections 6.03 and 6.05, and all amounts required to be deposited by the Seller/Servicer in connection with shortfalls in principal amount of Qualified Substitute Mortgage Loans pursuant to Subsection 6.03; and

                 (i)      with respect to each Principal Prepayment, an amount that equals one month’s interest at the Mortgage Loan Remittance Rate, to be paid by the Seller/Servicer from its own funds, provided, however, that the aggregate of such monthly interest due on a Remittance Date with respect to all Principal Prepayments for the calendar month preceding the Remittance Date shall not be in excess of its aggregate Servicing Fee for the calendar month preceding the month of the Remittance Date.

            The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, assumption fees and other ancillary fees need not be deposited by the Seller/Servicer in the Custodial Account, and may be retained by the by the Seller/Servicer as additional compensation.

            The Seller/Servicer may invest the funds in the Custodial Account in Eligible Investments designated in the name of the Seller/Servicer for the benefit of the Purchaser, which shall mature not later than the Business Day next preceding the Remittance Date next following the date of such investment (except that (A) any investment in the institution with which the Custodial Account is maintained may mature on such Remittance Date and (B) any other investment may mature on such Remittance Date if the Seller/Servicer shall advance funds on such Remittance Date, pending receipt thereof to the extent necessary to make distributions to the Purchaser) and shall not be sold or disposed of prior to maturity. Notwithstanding anything to the contrary herein and above, all income and gain realized from any such investment shall be for the benefit of the Seller/Servicer and shall be subject to withdrawal by the Seller/Servicer. The amount of any losses incurred in respect of any such investments shall be deposited in the Custodial Account by the Seller/Servicer out of its own funds immediately as realized, without reimbursement therefor.

            Subsection 11.05. Withdrawals From the Custodial Account.

            The Seller/Servicer shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

                 (a)      to make payments to the Purchaser in the amounts and in the manner provided for in Subsection 11.15;

                 (b)      to reimburse itself for each unreimbursed P&I Advance provided, that with respect to any Mortgage Loan the Seller/Servicer’s right to reimbursement shall be limited to the funds collected by the Seller/Servicer from the related Mortgagor or any other Person, including, but not limited to, Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds, and with respect to REO Property, funds received as rental or similar income. The Seller/Servicer’s right to reimbursement set forth in the preceding sentence shall be prior to the rights of the Purchaser; provided however, that in the event that the Seller/Servicer determines in good faith that any unreimbursed P&I Advances will not be recoverable from amounts representing late recoveries of payments of principal or interest respecting the particular Mortgage Loan as to which such P&I Advance was made or from Liquidation Proceeds or Insurance Proceeds with respect to such Mortgage Loan, the Seller/Servicer may reimburse itself for such amounts from the Custodial Account, it being understood, in the case of any such reimbursement, that the Seller/Servicer’s right thereto shall be prior to the rights of the Purchaser;

                 (c)      to reimburse itself for any unpaid Servicing Fees and for unreimbursed Servicing Advances, the Seller/Servicer’s right to reimburse itself pursuant to this subclause (c) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and such other amounts as may be collected by the Seller/Servicer as late payments from the Mortgagor, it being understood that, in the case of any such reimbursement, the Seller/Servicer’s right thereto shall be prior to the rights of the Purchaser unless the Seller/Servicer is required to repurchase a Mortgage Loan pursuant to Subsection 6.03, in which case the Seller/Servicer’s right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to Subsection 6.03 and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

                 (d)      to reimburse itself for unreimbursed Servicing Advances and for unreimbursed P&I Advances, in accordance with Subsection 11.17, to the extent that such amounts are nonrecoverable by the Seller/Servicer pursuant to subclause (b) or (c) above, provided that the Mortgage Loan for which such advances were made is not required to be repurchased by the Seller/Servicer pursuant to Subsection 6.03;

                 (e)      to reimburse itself for expenses incurred by and reimbursable to it pursuant to Subsection 12.01;

                 (f)      to withdraw amounts to make P&I Advances in accordance with Subsection 11.17;

                 (g)      to pay to itself any interest earned or any investment earnings on funds deposited in the Custodial Account;

                 (h)      to withdraw any amounts inadvertently deposited in the Custodial Account; and

                 (i)      to clear and terminate the Custodial Account upon the termination of this Agreement.

           The Seller/Servicer shall maintain records sufficient to justify on a Mortgage Loan-by-Mortgage Loan basis any withdrawal from the Custodial Account pursuant to Sections11.05(b), (c), and (d) hereof.

            Subsection 11.06. Establishment of Escrow Account; Deposits in Escrow Account.

            The Seller/Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts (collectively, the “Escrow Account”), titled “ABN AMRO Mortgage Group, Inc., in trust for Thornburg Mortgage Home Loans, Inc., as the Purchaser of Mortgage Loans and various Mortgagors.” The Escrow Account shall be established with a financial institution (which may be a depository affiliate of the Seller/Servicer), which meets the guidelines set forth by Fannie Mae or Freddie Mac as an eligible institution for escrow accounts. The Escrow Account must be an Eligible Account. The creation of any Escrow Account shall be evidenced by a certification in the form of Exhibit 5 hereto. A copy of such certification shall be furnished to the Purchaser upon request.

           The Seller/Servicer shall deposit in the Escrow Account on a daily basis, and retain therein: (a) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement, (b) all amounts representing proceeds of any hazard insurance policy which are to be applied to the restoration or repair of any Mortgaged Property and (c) all amounts representing proceeds of any Primary Mortgage Insurance Policy to be paid to the Purchaser against loan balance. The Seller/Servicer shall make withdrawals from the Escrow Account only in accordance with Subsection 11.07 hereof. As part of its servicing duties, the Seller/Servicer shall pay from interest earnings on the Escrow Account to the Mortgagors interest on funds in the Escrow Account, to the extent required by law.

            Subsection 11.07. Withdrawals From Escrow Account.

            Withdrawals from the Escrow Account shall be made by the Seller/Servicer only (a) to effect timely payments of ground rents, taxes, assessments, premiums for Primary Mortgage Insurance Policies, fire, or hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage, (b) to reimburse the Seller/Servicer for any Servicing Advance made by the Seller/Servicer pursuant to Subsection 11.08 hereof with respect to a related Mortgage Loan, but only from amounts received on the Mortgage Loan which represent late payments or collections of Escrow Payments thereunder, (c) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan, (d) for transfer to the Custodial Account upon default of a Mortgagor or in accordance with the terms of the related Mortgage Loan and if permitted by applicable law, (e) for application to restore or repair of the Mortgaged Property in accordance with the Mortgage Loan Documents, (f) to pay to the Mortgagor, to the extent required by law, any interest paid on the funds deposited in the Escrow Account, (g) to pay to itself any interest earned on funds deposited in the Escrow Account (and not required to be paid to the Mortgagor), (h) to the extent permitted under the terms of the related Mortgage Note and applicable law, to pay late fees with respect to any Monthly Payment which is received after any applicable grace period, (i) to withdraw suspense payments that are deposited into the Escrow Account, (j) to withdraw any amounts inadvertently deposited in the Escrow Account, or (k) to clear and terminate the Escrow Account upon the termination of this Agreement.

            Subsection 11.08. Payment of Taxes, Insurance and Other Charges; Collections Thereunder.

            With respect to each Mortgage Loan, the Seller/Servicer shall maintain accurate records reflecting the status of taxes and other charges for which an Escrow Account is maintained, which are or may become a lien upon the Mortgaged Property and the status of premiums for Primary Mortgage Insurance Policies and fire and hazard insurance coverage and shall obtain, from time to time, for all Mortgage Loans with an Escrow Account, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Seller/Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for Escrow Payments, the Seller/Servicer shall determine that any such payments are made by the Mortgagor. The Seller/Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of each Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments and shall make Servicing Advances to effect such payments, subject to its ability to recover such Servicing Advances pursuant to Subsection 11.07(b).

            Subsection 11.09. Transfer of Accounts.

            The Seller/Servicer may transfer the Custodial Account or the Escrow Account to a different depository institution, provided such account would continue to be an Eligible Account. Such transfer shall be made only upon obtaining the prior written consent of the Purchaser; such consent shall not be unreasonably withheld and shall be evidenced by a certification in the form of Exhibit 4 or 5, as applicable.

            Subsection 11.10. Maintenance of Hazard Insurance.

            The Seller/Servicer shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located by an insurer acceptable to Fannie Mae or Freddie Mac, in an amount which is at least equal to the lesser of (a) the full insurable value of the Mortgaged Property or (b) the greater of (i) the outstanding principal balance owing on the Mortgage Loan and (ii) an amount such that the proceeds of such insurance shall be sufficient to avoid the application to the Mortgagor or loss payee of any coinsurance clause under the policy. If the Mortgaged Property is in an area identified by the Federal Emergency Management Agency as a special flood hazard area (and such flood insurance has been made available), the Seller/Servicer will cause to be maintained a flood insurance policy meeting the requirements of the National Flood Insurance Program, in an amount representing coverage not less than the least of (A) the minimum amount required under the terms of the coverage to compensate for any damage or loss to the Mortgaged Property on a replacement-cost basis (or the outstanding principal balance of the Mortgage Loan if replacement-cost coverage is not available) or (B) the maximum amount of insurance available under the National Flood Insurance Program. The Seller/Servicer shall also maintain on REO Property fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the National Flood Insurance Program flood insurance in an amount required above. Any amounts collected by the Seller/Servicer under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or to be released to the Mortgagor in accordance with Customary Servicing Procedures and the Mortgage Loan Documents) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Subsection 11.05. It is understood and agreed that no earthquake or other additional insurance need be required by the Seller/Servicer of any Mortgagor or maintained on REO Property other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All policies required hereunder shall be endorsed with standard mortgagee clauses with loss payable to the Seller/Servicer, its successors and assigns, and shall provide for at least thirty (30) days prior written notice of any cancellation, reduction in amount or material change in coverage to the Seller/Servicer. The Seller/Servicer shall not interfere with the Mortgagor’s freedom of choice in selecting either his insurance carrier or agent; provided, however, that the Seller/Servicer shall not accept any such insurance policies from insurance companies unless such companies comply with the standards set by Fannie Mae or Freddie Mac.

            Subsection 11.11. Maintenance of Primary Mortgage Insurance Policy; Claims.

            With respect to each Mortgage Loan with a LTV in excess of 80%, the Seller/Servicer shall, without any cost to the Purchaser, maintain or cause the Mortgagor to maintain in full force and effect a Primary Mortgage Insurance Policy insuring that portion of the Mortgage Loan in excess of a percentage in conformance with Fannie Mae or Freddie Mac requirements. The Seller/Servicer shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, at least until the LTV of such Mortgage Loan is reduced to 80%, or such amount as required by applicable law, or such other amount as Fannie Mae or Freddie Mac permits for cancellation of mortgage insurance. In the event that such Primary Mortgage Insurance Policy shall be terminated, the Seller/Servicer shall obtain from another insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated Primary Mortgage Insurance Policy. If the insurer shall cease to be a qualified insurer, the Seller/Servicer shall determine whether recoveries under the Primary Mortgage Insurance Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that the Seller/Servicer shall in no event have any responsibility or liability for any failure to recover under the Primary Mortgage Insurance Policy for such reason. If the Seller/Servicer determines that recoveries are so jeopardized, it shall notify the Purchaser and the Mortgagor, if required, and obtain from another Qualified Insurer a replacement insurance policy. The Seller/Servicer shall not take any action which would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Seller/Servicer would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Subsection 11.18, the Seller/Servicer shall promptly notify the insurer under the related Primary Mortgage Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such Primary Mortgage Insurance Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such Primary Mortgage Insurance Policy. If such Primary Mortgage Insurance Policy is terminated as a result of such assumption or substitution of liability, the Seller/Servicer shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

            In connection with its activities as the Seller/Servicer, the Seller/Servicer agrees to prepare and present, on behalf of itself and the Purchaser, claims to the insurer under any Primary Mortgage Insurance Policy in a timely fashion in accordance with the terms of such Primary Mortgage Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policy respecting a defaulted Mortgage Loan. Pursuant to Subsection 11.06, any amounts collected by the Seller/Servicer under any Primary Mortgage Insurance Policy shall be deposited in the Escrow Account, subject to withdrawal pursuant to Subsection 11.07.

            Subsection 11.12. Fidelity Bond; Errors and Omissions Insurance.

            The Seller/Servicer shall maintain, at its own expense, a blanket Fidelity Bond and an errors and omissions insurance policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans. These policies must insure the Seller/Servicer against losses resulting from dishonest or fraudulent acts committed by the Seller/Servicer’s personnel, any employees of outside firms that provide data processing services for the Seller/Servicer, and temporary contract employees or student interns. The Fidelity Bond shall also protect and insure the Seller/Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Subsection 11.12 requiring such Fidelity Bond and errors and omissions insurance shall diminish or relieve the Seller/Servicer from its duties and obligations as set forth in this Agreement. The terms of any such fidelity bond and error and omissions insurance policy shall meet the requirements of Fannie Mae or Freddie Mac, as amended or restated from time to time. The minimum coverage under any such Fidelity Bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in its servicing guide or by Freddie Mac in its servicing guide, as amended or restated from time to time. Upon the Purchaser or the Master Servicer’s request, the Seller/Servicer shall deliver a certificate evidencing the existence and coverage of the Fidelity Bond and errors and omissions insurance policy to the Purchaser and the Master Servicer.

            Subsection 11.13. Title, Management and Disposition of REO Property.

            If title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Purchaser. In the event the Purchaser is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an opinion of counsel obtained by the Seller/Servicer, at the expense of the Purchaser, from an attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the Purchaser. Within four (4) Business Days of receiving a notice from the Seller/Servicer that a foreclosure sale of a Mortgaged Property has occurred or that a deed-in-lieu of foreclosure has been obtained, the Purchaser shall give the Seller/Servicer written notice whether or not it elects to have the Seller/Servicer manage and dispose of the REO Property.

            Notwithstanding anything to the contrary contained in this Subsection 11.13, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Seller/Servicer has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Purchaser otherwise requests, an environmental inspection or review of such Mortgaged Property to be conducted by a qualified inspector and such inspection shall be arranged by the Seller/Servicer and paid for by the Purchaser. Upon completion of the inspection, the Seller/Servicer shall provide the Purchaser with the inspector’s written report of such environmental inspection. In the event that the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes, the Seller/Servicer shall not proceed with foreclosure or acceptance of a deed in lieu of foreclosure. In the event that the environmental inspection report is inconclusive as to the whether or not the Mortgaged Property is contaminated by hazardous or toxic substances or wastes, the Seller/Servicer shall not proceed with foreclosure or acceptance of a deed in lieu of foreclosure. The Seller/Servicer shall be reimbursed for all Servicing Advances made pursuant to this paragraph with respect to the related Mortgaged Property from the Custodial Account.

            If the Purchaser elects to have the Seller/Servicer manage and dispose of the REO Property, and the parties agree with respect to management and disposition of an REO Property and the fee therefor, the Seller/Servicer shall either itself, or through an agent selected by the Seller/Servicer, manage the REO Property in the same manner that it manages other foreclosed property for its own account.

           The Seller/Servicer shall use its best efforts to dispose of any REO Property within one year after title has been taken to such REO Property. Each REO Disposition shall be carried out by the Seller/Servicer at such price and upon such terms and conditions as the Seller/Servicer deems in the best interest of the Purchaser, provided that if the price is less than ninety-five percent (95%) of the outstanding principal balance of such Mortgage Loan, the Seller/Servicer must obtain the Purchaser’s prior written consent. If the Purchaser has not expressly denied its consent by written notice to the Seller/Servicer within two (2) Business Days of the request therefor, the Purchaser shall be deemed to have consented to such disposition of REO Property. Upon the request of the Purchaser, the Seller/Servicer shall furnish the Purchaser a monthly statement describing the Seller/Servicer’s efforts in connection with the sale of such REO Property.

           Notwithstanding anything to the contrary herein, if a REMIC election has been made, the Seller/Servicer shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within three (3) years after title has been taken to such REO Property. The Seller/Servicer shall not be required, however, to purchase such REO Property.

           The Seller/Servicer shall cause to be deposited on a daily basis in the Custodial Account all revenues received by it with respect to the conservation and disposition of a REO Property and shall withdraw therefrom funds necessary for the proper operation, management, care, conservation, and protection of the REO Property by it pursuant to this Section, including the cost of maintaining any hazard insurance pursuant to Section 11.10 hereof and the fees of any managing agent acting on behalf of the Seller/Servicer. Any single disbursement in excess of $7,500 shall be made only with the approval of the Purchaser, provided, however, the Seller/Servicer may pay property taxes without obtaining the Purchaser’s approval. The Seller/Servicer shall make distributions as required on each Remittance Date to the Purchaser of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described above and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

           The net proceeds of sale by the Seller/Servicer of a REO Property shall be promptly deposited in the Custodial Account and, as soon as practical thereafter; (i) the expenses of such sale shall be paid, including without limitation any commissions and the cost of any appraisals performed pursuant to this Section; (ii) the Seller/Servicer shall reimburse itself for any related unpaid management fee, unreimbursed Servicing Advances, unpaid Servicing Fees, unreimbursed advances made pursuant to Section 11.17; and (iii) the net cash proceeds of such sale remaining in the Custodial Account shall be distributed to the Purchaser on the next Remittance Date.

           If, prior to a Mortgaged Property becoming an REO Property, the Purchaser does not notify the Seller/Servicer that it elects to have the Seller/Servicer manage and dispose of the REO Property, or does not agree with the Seller/Servicer with respect to management and disposition of the REO Property and the fee therefor, the Purchaser shall be deemed to have elected itself to manage and dispose of the REO Property, and the Seller/Servicer shall not thereafter have any liability to the Purchaser, or to any other Person, for or on account of the REO Property, including without limitation any liability for the management and disposition of the REO Property. The Purchaser, however, shall promptly reimburse the Seller/Servicer for all costs and expenses incurred by the Seller/Servicer with respect to the REO Property and the related Mortgage Loan, including without limitation any unreimbursed Servicing Advances, unpaid Servicing Fees, unreimbursed advances made pursuant to Section 11.17 and reasonable attorneys fees. Once a REO Property is transferred to the Purchaser, the Purchaser shall have no right to transfer it back to the Seller/Servicer.

            Subsection 11.14. Servicing Compensation.

            As compensation for its services hereunder, the Seller/Servicer shall be entitled to retain the Servicing Fee from interest payments on the Mortgage Loans. Additional servicing compensation in the form of assumption fees, late payment charges, fees payable in connection with the conversion of any Mortgage Loan which is a convertible Mortgage Loan and other ancillary income shall be retained by the Seller/Servicer to the extent not required to be deposited in the Custodial Account. The Seller/Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for herein.

            Subsection 11.15. Distributions.

            On each Remittance Date the Seller/Servicer shall remit by wire transfer of immediately available funds to the account designated in writing by the Purchaser of record on the preceding Record Date the sum of (a) all amounts deposited in the Custodial Account as of the close of business on the last day of the calendar month preceding the Remittance Date, plus (b) all Monthly Payments due on such Remittance Date, minus (c) all amounts that may be withdrawn from the Custodial Account pursuant to Subsection 11.05, minus (d) any amounts attributable to Monthly Payments collected but due on a Due Date or Due Dates subsequent to the first day of the month of the Remittance Date.

           With respect to any remittance received by the Purchaser after the Business Day on which such payment was due, the Seller/Servicer shall pay to the Purchaser interest on any such late payment at the daily federal funds rate. Such interest shall be paid by the Seller/Servicer to the Purchaser on the date such late payment is made and shall cover the period commencing with the Business Day on which such payment was due and up to but excluding the Business Day on which such payment is made. The payment by the Seller/Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Seller/Servicer.

            Subsection 11.16. Statements to the Purchaser.

            Not later than the 10th calendar day of each month, the Seller/Servicer shall forward to the Purchaser a statement setting forth (a) the amount of the distribution to be made on such Remittance Date which is allocable to principal and allocable to interest; (b) the amount of servicing compensation received by the Seller/Servicer during the prior calendar month; and (c) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the preceding month. Such statement shall also include information regarding delinquencies on Mortgage Loans, indicating the number and aggregate principal amount of Mortgage Loans which are either one (1), two (2) or three (3) or more months delinquent and the book value of any REO Property. The Seller/Servicer shall submit to the Purchaser monthly a liquidation report with respect to each Mortgaged Property sold in a foreclosure sale as of the related Record Date and not previously reported. Such liquidation report shall be incorporated into the remittance report delivered to the Purchaser. Upon written request of the Purchaser, the Seller/Servicer shall deliver remittance information on a loan-by-loan basis that is of the type typically maintained by the Seller/Servicer’s computerized servicing system.

           In addition, within a reasonable period of time after the end of each calendar year, the Seller/Servicer will furnish a report to each Person that was a Purchaser at any time during such calendar year. Such report shall state the aggregate of amounts distributed to the Purchaser for such calendar year. Such obligation of the Seller/Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Seller/Servicer pursuant to any requirements of the Code.

           The Seller/Servicer shall prepare and file information statements required to be delivered to any governmental taxing authority or to the Purchaser pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Seller/Servicer shall provide the Purchaser with such information concerning the Mortgage Loans as is necessary for such Purchaser to prepare federal income tax returns as the Purchaser may reasonably request from time to time.

            Subsection 11.17. Advances by the Seller/Servicer.

            On the Business Day immediately preceding each Remittance Date, the Seller/Servicer shall either (a)deposit in the Custodial Account from its own funds an amount equal to the aggregate amount of all Monthly Payments (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage Loans on the Due Date, and which were delinquent on the close of business on the immediately preceding Determination Date (each such advance, a “P&I Advance”), (b)cause to be made an appropriate entry in the records of the Custodial Account that amounts held for future distribution have been, as permitted by this Subsection 11.17, used by the Seller/Servicer in discharge of any such P&I Advance or (c)make P&I Advances in the form of any combination of (a) or (b) aggregating the total amount of advances to be made. Any amounts held for future distribution and so used shall be replaced by the Seller/Servicer by deposit in the Custodial Account on or before any future Remittance Date if funds in the Custodial Account on such Remittance Date shall be less than payments to the Purchaser required to be made on such Remittance Date. The Seller/Servicer’s obligation to make P&I Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of a Mortgage Loan, or through the last Remittance Date prior to the Remittance Date for the distribution of all other payments or recoveries (including proceeds under any title, hazard or other insurance policy, or condemnation awards) with respect to a Mortgage Loan; provided, however, that such obligation shall cease if (i) upon the date of final disposition and liquidation of the Mortgage Loan or any REO Property, or (ii) if the Seller/Servicer, in its good faith judgment, determines that P&I Advances would not be recoverable pursuant to Subsection 11.05(d). The determination by the Seller/Servicer that a P&I Advance, if made, would be nonrecoverable, shall be evidenced by an Officer’s Certificate of the Seller/Servicer, delivered to the Purchaser, which details the reasons for such determination.

            Subsection 11.18. Assumption Agreements.

            The Seller/Servicer will use its best efforts to enforce any “due-on-sale” provision contained in any Mortgage or Mortgage Note, provided that the Seller/Servicer shall permit such assumption if so required in accordance with the terms of the Mortgage or the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Seller/Servicer will, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause applicable thereto; provided, however, the Seller/Servicer will not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Mortgage Insurance Policy, if any. In connection with any such assumption, the outstanding principal amount, the Monthly Payment or the Mortgage Interest Rate of the related Mortgage Note shall not be changed, and the term of the Mortgage Loan will not be increased or decreased. If an assumption is allowed pursuant to this Subsection 11.18, the Seller/Servicer with the prior consent of the issuer of the Primary Mortgage Insurance Policy, if any, and the Purchaser is authorized to enter into a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note.

            Subsection 11.19. Satisfaction of Mortgages and Release of Mortgage Files.

            Upon the payment in full of any Mortgage Loan, or the receipt by the Seller/Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Seller/Servicer will obtain the portion of the Mortgage File that is in the possession of the Purchaser or its designee, prepare and process any required satisfaction or release of the Mortgage and notify the Purchaser in accordance with the provisions of this Agreement. The Purchaser agrees to deliver or cause to be delivered to the Seller/Servicer the original Mortgage Note for any Mortgage Loan not later than three (3) Business Days following its receipt of a notice from the Seller/Servicer that such a payment in full has been received or that a notification has been received that such a payment in full shall be made. Such Mortgage Note shall be held by the Seller/Servicer, in trust, for the purpose of canceling such Mortgage Note and delivering the canceled Mortgage Note to the Mortgagor in a timely manner as and to the extent provided under applicable state law.

            In the event the Seller/Servicer grants a satisfaction or release of a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage and should the Seller/Servicer otherwise prejudice any right the Purchaser may have under the mortgage instruments, the Seller/Servicer, upon written demand of the Purchaser, shall remit to the Purchaser the Stated Principal Balance of the related Mortgage Loan by deposit thereof in the Custodial Account. The Fidelity Bond shall insure the Seller/Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

            Subsection 11.20. Annual Independent Public Accountants' Servicing Report.

                 (a)      Not later than March 1st of each year (or if not a Business Day, the immediately preceding Business Day), the Seller/Servicer at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to render an Annual Independent Certified Public Accountant’s Servicing Report, and shall provide a copy of that report to the Purchaser and the Master Servicer.

                 (b)      On or before March 1st of each year (or if not a Business Day, the immediately preceding Business Day), an officer of the Seller/Servicer shall execute and deliver to the Purchaser and the Master Servicer an Annual Statement of Compliance for the preceding calendar year.

                 (c)      For so long as any of the Mortgage Loans are being serviced by the Seller/Servicer as part of a securitization transaction and a certificate with respect to such servicing is required to be furnished by the Master Servicer or other Person under the Sarbanes-Oxley Act of 2002, as amended, and any rules and regulations promulgated thereunder, an officer of the Seller/Servicer, on or before March 1st of each year (or if not a Business Day, the immediately preceding Business Day), shall execute and deliver an officer’s certificate to the Master Servicer or other Person and its officers, directors and affiliates, certifying substantially as set forth in Exhibit 11 hereto.

            Subsection 11.21. The Seller/Servicer Shall Provide Access and Information as Reasonably Required.

            The Seller/Servicer shall provide to the Purchaser, and for any Purchaser insured by FDIC, the supervisory agents and examiners of FDIC and OTS, or any other state or federal regulatory agency, access to any documentation regarding the Mortgage Loans which may be required by applicable regulations. Such access shall be afforded without charge, but only upon reasonable request, during normal business hours and at the offices of the Seller/Servicer.

            The Seller/Servicer will permit the Purchaser, at the Purchaser’s expense, to examine the Seller/Servicer’s books of account, records, reports, and other papers relating to the performance by the Seller/Servicer of its obligations and duties under this Agreement as they relate to the Mortgage Loans, to make copies and extracts therefrom, and to discuss the affairs, finances, and accounts of the Seller/Servicer relating to such performance with its officers, employees, all at such reasonable times and places and as often as may be reasonable requested.

            In addition, the Seller/Servicer shall furnish upon request by the Purchaser, during the term of this Agreement, such periodic, special or other reports or information, whether or not provided for herein, as shall be necessary, reasonable and appropriate with respect to the purposes of this Agreement and applicable regulations. All such reports or information shall be provided by and in accordance with all reasonable instructions and directions the Purchaser may require. The Seller/Servicer agrees to execute and deliver all such instruments and take all such action as the Purchaser, from time to time, may reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

            Subsection 11.22. Notification of Adjustments.

            On each Adjustment Date, the Seller/Servicer shall make interest rate adjustments for each Mortgage Loan in compliance with the requirements of the related Mortgage and Mortgage Note. The Seller/Servicer shall execute and deliver the notices required by each Mortgage and Mortgage Note regarding interest rate adjustments. The Seller/Servicer also shall provide timely notification to the Purchaser of all applicable data and information regarding such interest rate. If the Seller/Servicer fails to notify the Mortgagor of the adjustment, the Seller/Servicer shall advance, from its own fund, any additional amounts which would have been due had the Seller/Servicer properly given such notice.

            Subsection 11.23. Designation of a Master Servicer.

            In connection with a Pass-Through Transfer, an Agency Transfer or a Whole Loan Transfer, the Purchaser shall have the right, in its sole discretion, to appoint and designate (such action, the “Appointment”) a master servicer as shall be reasonably acceptable to the Seller/Servicer (“Master Servicer”), as master servicer of some or all of the Mortgage Loans then subject to this Agreement. Accordingly, the Seller/Servicer shall service to, remit to, and report to, the Master Servicer, all in accordance with the terms of the Reconstitution Agreement, and the servicing provisions set forth in this Agreement as they may be amended by the Reconstitution Agreement.

            Upon such Appointment, the Seller/Servicer shall correspond and communicate solely with the Master Servicer, as if the Master Servicer were the “Purchaser” hereunder. Furthermore, the Master Servicer shall have all rights as designee of the Purchaser to enforce the representations and warranties, and all other covenants and conditions set forth in this Agreement and not superseded by the Reconstitution Agreement, and the Seller/Servicer shall follow the instructions of the Master Servicer under this Agreement as if such instructions were the instructions of the Purchaser. The Master Servicer shall have the right to give any waivers or consents required or allowed under this Agreement on behalf of the Purchaser, and shall furthermore be empowered to enter into and execute and deliver any amendments or modifications to this Agreement as the Purchaser’s designee hereunder, and such amendments or modifications shall be binding upon the Purchaser as if the Purchaser had executed and delivered the same. All amounts due the Purchaser under this Agreement shall be remitted to the Master Servicer in accordance with the Master Servicer’s instructions.

            The Seller/Servicer shall service the Mortgage Loans in accordance with this Agreement as amended by the Reconstitution Agreement, and shall treat the Master Servicer as the Purchaser under this Agreement in accordance with the provisions of this Section unless and until the Seller/Servicer receives written notice from the then current Purchaser under this Agreement that the then current Purchaser has terminated the Master Servicer (such notice, the “Master Servicer Termination”). Upon receipt of the Master Servicer Termination, the Seller/Servicer shall no longer recognize or deal with the Master Servicer as the Purchaser’s designee hereunder, but shall instead deal directly with the then current Purchaser or such other designee appointed by the Purchaser by Appointment in accordance with this Section.

            SECTION 12. The Seller/Servicer.

            Subsection 12.01. Indemnification; Third Party Claims.

            The Seller/Servicer agrees to indemnify and hold harmless the Purchaser against any and all actual claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other related costs and expenses that the Purchaser may sustain due to the failure of the Seller/Servicer to service the Mortgage Loans in material compliance with the terms of this Agreement.

            If the Purchaser seeks indemnification under this Subsection 12.01, it must promptly give the Seller/Servicer notice of any legal action or potential claim. However, delay or failure by the Purchaser to provide such notice shall not release the Seller/Servicer from any indemnity obligations, except and only to the extent that the Seller/Servicer shows that such delay or failure materially prejudiced the defense of such action or increased the amount of such claim. The Seller/Servicer shall be responsible to conduct such defense through counsel reasonably satisfactory to the Purchaser provided, however, that the Purchaser is permitted to control fully the defense of any such claim and to settle any such claim subject to the Seller/Servicer’s approval, which approval shall not be unreasonably withheld; provided further that the Purchaser shall have the right to retain counsel to represent it at its expense in connection with any such claim. If the Seller/Servicer fails to assume the defense of an action within twenty (20) days after receiving notice, then the Seller/Servicer shall be bound by any determination made in the action or by any compromise or settlement the Purchaser may effect. The Purchaser agrees to use reasonable efforts to mitigate any claims tendered to the Seller/Servicer. The Purchaser shall assign to the Seller/Servicer all of its claims for recovery against third parties for any indemnification provided by the Seller/Servicer, whether such claims arise pursuant to insurance coverage, contribution, subrogation or otherwise.

            Subsection 12.02. Corporate Existence, Merger or Consolidation of the Seller/Servicer.

            The Seller/Servicer will keep in full effect its existence, rights and franchises, as a corporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

            Any Person into which the Seller/Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller/Servicer shall be a party, or any Person succeeding to substantially all of the business of the Seller/Servicer (whether or not related to loan servicing), shall be the successor of the Seller/Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Subsection 12.03. Limitation on Liability of the Seller/Servicer and Others.

            The duties and obligations of the Seller/Servicer shall be determined solely by the express provisions of this Agreement, the Seller/Servicer shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Seller/Servicer. Neither the Seller/Servicer nor any of the directors, officers, employees or agents of the Seller/Servicer shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in accordance with Customary Servicing Procedures and otherwise in good faith pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Seller/Servicer against any liability resulting from any breach of any representation or warranty made herein, or from any liability specifically imposed on the Seller/Servicer herein; and, provided further, that this provision shall not protect the Seller/Servicer against any liability that would otherwise be imposed by reason of the willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of the obligations or duties hereunder. The Seller/Servicer and any director, officer, employee or agent of the Seller/Servicer may rely on any document of any kind which it in good faith reasonably believes to be genuine and to have been adopted or signed by the proper authorities respecting any matters arising hereunder. Subject to the terms of Subsection 12.01, the Seller/Servicer shall have no obligation to appear with respect to, prosecute or defend any legal action which is not incidental to the Seller/Servicer’s duty to service the Mortgage Loans in accordance with this Agreement.

            Subsection 12.04. The Seller/Servicer Not to Resign.

            The Seller/Servicer shall not assign this Agreement nor resign from the obligations and duties hereby imposed on it except by mutual consent of the Seller/Servicer and the Purchaser or upon the determination that the Seller/Servicer’s duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Seller/Servicer. Any such determination permitting the unilateral resignation of the Seller/Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser, which Opinion of Counsel shall be in form and substance acceptable to the Purchaser. No such resignation or assignment shall become effective until a successor has assumed the Seller/Servicer’s responsibilities and obligations hereunder in accordance with Subsection 14.02.

            Subsection 12.05. Financial Statements.

            The Seller/Servicer also agrees to allow reasonable access to a knowledgeable financial or accounting officer for the purpose of answering questions asked by any prospective purchaser regarding recent developments affecting the Seller/Servicer or the financial statements of the Seller/Servicer.

            Subsection 12.06. No Transfer of Servicing.

            With respect to the retention of the Seller/Servicer to service the Mortgage Loans hereunder, the Seller/Servicer acknowledges that the Purchaser has acted in reliance upon the Seller/Servicer’s independent status, the adequacy of its servicing facilities, plan, personnel, records, and procedures, its integrity, reputation, and financial standing and the continuance thereof. Without in any way limiting the generality of this Section, and except as otherwise provided herein, the Seller/Servicer shall not either assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion thereof, without the prior written approval of the Purchaser, which consent shall not be unreasonably withheld.

            Subsection 12.07. Quality Control Program.

            The Seller/Servicer shall have an internal quality control program capable of evaluating and monitoring the overall quality of its loan production and servicing activities, to ensure that the Mortgage Loans are originated and serviced in accordance with its policies and procedures.

            Subsection 12.08. Solicitation of Mortgagor.

            From and after the Closing Date, neither the Seller/Servicer nor the Purchaser shall take any action to solicit the refinancing of any Mortgage Loan or provide information to any other entity to solicit the refinancing of any Mortgage Loan; provided that, the foregoing shall not preclude the Seller/Servicer, the Purchase or any of their affiliates from (a) engaging in general solicitations to its customer base (provided that the Mortgagors under the Mortgage Loan shall not be deemed included in the “customer base” of the Purchaser or its affiliates solely by virtue of being included in this transaction), including by mass mailing or as part of monthly or periodic statements mailed to its borrowers or to holders of deposit or other accounts, (b) engaging in solicitations to the general public, including without limitation by mass mailing, newspaper, radio, television or their media which are not specifically directed toward the Mortgagors or (c) refinancing the Mortgage Loan of any Mortgagor who, without solicitation, contacts the Seller/Servicer or the Purchaser to request the refinancing of the related Mortgage Loan. The foregoing provisions of this Subsection 12.08 shall not preclude the Purchaser or any of its affiliates from soliciting any Mortgagor solely for the purpose of modifying any existing Mortgage Loan; provided, that as a condition of any such modification the Seller/Servicer remain the servicer, pursuant to the provisions of this Agreement, of any and all Mortgage Loans so modified.

            SECTION 13. [Reserved]

            SECTION 14. Agency Transfer, Whole Loan Transfer; Pass-Through Transfer.

            The Seller/Servicer and the Purchaser agree that with respect to some or all of the Mortgage Loans, the Purchaser may, from time to time, effect either one or more Agency Transfers, one or more Whole Loan Transfers, and/or one or more Pass-Through Transfers.

            With respect to each Agency Transfer, Whole Loan Transfer or Pass-Through Transfer, the Seller/Servicer agrees:

            (1)      to reasonably cooperate fully with the Purchaser and any prospective purchaser, Master Servicer, trustee and Rating Agency with respect to all reasonable requests and due diligence procedures; and

            (2)      to execute, deliver and perform its obligations under the related Reconstitution Agreement or Agreements; provided, that each of the Seller/Servicer and the Purchaser is given an opportunity to review and reasonably negotiate in good faith the content of such documents not specifically referenced or provided herein.

            The Purchaser and the Seller/Servicer agree that with respect to an Agency Transfer, Whole Loan Transfer or Pass-Through Transfer, the Seller/Servicer shall be retained as the servicer of the Mortgage Loans or as a subservicer if a Master Servicer is employed. The Seller/Servicer shall cooperate with the Purchaser in connection with an Agency Transfer, Pass-Through Transfer or Whole Loan Transfer in accordance with this Section 14, so long as the servicing provisions and the representations and warranties set forth or incorporated by reference in the related Reconstitution Agreement are substantially similar to the servicing provisions and representations and warranties of the Seller/Servicer in this Agreement, with such changes as may be reasonably required in order for the entity acquiring the Mortgage Loans to qualify as a “real estate mortgage investment conduit” for tax purposes and in order for some or all of the securities issued in connection with such Pass-Through Transfer to be rated in the highest rating category by one or more nationally recognized statistical rating organizations. In connection with any such Agency Transfer, Whole Loan Transfer or Pass-Through Transfer, the Seller/Servicer shall (a) provide reasonable information and appropriate verification of information which may be reasonably available to the Seller/Servicer, whether through letters of its auditors, opinions of counsel or otherwise, may reasonably request; and (ii) such additional information of the Seller/Servicer as are reasonably believed necessary in connection with such Agency Transfer, Whole Loan Transfer or Pass-Through Transfer, including but not limited to, a summary of the Seller/Servicer’s Underwriting Guidelines, if applicable, delinquency and foreclosure experience and other Seller/Servicer/servicer information customarily used in connection with offering documents, and (b) indemnify the issuer with respect to the accuracy and completeness of such information in exchange for cross indemnity satisfactory to the Seller/Servicer. The Seller/Servicer shall take such actions required under this Section 14 within a reasonable period of time after written request therefor by the Purchaser. Under the applicable Reconstitution Agreement, the Seller/Servicer shall retain a servicing fee at a rate per annum equal to the rate provided for under this Agreement.

            In the event the Purchaser has elected to hold record title to the Mortgages, prior to a Reconstitution Date, the Purchaser or its designee shall prepare an Assignment of Mortgage in blank from the Purchaser, acceptable to the trustee or such third party, as the case may be, for each Mortgage Loan that is part of an Agency Transfer, Pass-Through Transfer or Whole Loan Transfer and shall pay all recording costs associated therewith.

            All Mortgage Loans not sold or transferred pursuant to an Agency Transfer, Pass-Through Transfer or Whole Loan Transfer and any and all Mortgage Loans repurchased by the Purchaser with respect to an Agency Transfer, Pass-Through Transfer or Whole Loan Transfer shall be subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

            In connection with any Pass-Through Transfer, the Seller/Servicer agrees (a) to establish such escrow and certificate accounts and investments as may be required by the Rating Agency so as to ensure the highest rating category for any securities in any such Pass-Through Transfer and (b) to make all principal and interest advances and servicing advances through earlier of (i) the date the Seller/Servicer determines such advance would be non-recoverable and (ii) the date of final disposition and liquidation of the Mortgage Loan or any mortgaged property acquired through foreclosure or a conveyance in lieu of foreclosure. The Seller/Servicer shall also agree for any Pass-Through Transfer (a) to remit payments of principal and interest at the Mortgage Loan Remittance Rate on each Mortgage Loan on the 18th day of each month, whether such payments of principal and interest have been received from the Mortgagor, and (b) to pay compensating interest at the Mortgage Loan Remittance Rate on any full and partial principal prepayment.

            SECTION 15. Default.

            Subsection 15.01. Events of Default.

            In case one or more of the following Events of Default by the Seller/Servicer shall occur and be continuing:

            (a)      any failure by the Seller/Servicer to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of two (2) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller/Servicer by the Purchaser; or

                (b)      failure by the Seller/Servicer to duly observe or perform, in any material respect, any other covenants, obligations or agreements of the Seller/Servicer as set forth in this Agreement which failure continues unremedied for a period of sixty (60) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller/Servicer by the Purchaser; or

                 (c)      a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Seller/Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of sixty (60) days; or

                 (d)      the Seller/Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Seller/Servicer or relating to all or substantially all of the Seller/Servicer’s property; or

                 (e)      the Seller/Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                 (f)      the Seller/Servicer shall cease being an approved seller/servicer of conventional mortgage loans for Fannie Mae, Freddie Mac or HUD in good standing; or

                 (g)      the Seller/Servicer becomes subject to a cease and desist order issued by, or enters into a supervisory agreement with, the governmental regulatory agency having jurisdiction over the Seller/Servicer; or

                 (h)      failure by the Seller/Servicer to maintain any required license to do business or to service residential mortgage loans in any jurisdiction where the Mortgaged Properties are located.

                 (i)      Failure by the Seller/Servicer to duly perform within the required time period, its obligations under Section 11.20 which failure continues unremedied for a period of fifteen (15) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller/Servicer by any party to the Servicing Agreement or by any Master Servicer responsible for master servicing the Mortgage Loans pursuant to a securitization of such Mortgage Loans.

then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Purchaser, by notice in writing to the Seller/Servicer, may, in addition to whatever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, commence termination of all the rights and obligations of the Seller/Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof. Upon receipt by the Seller/Servicer of such written notice from the Purchaser stating that they intend to terminate the Seller/Servicer as a result of such Event of Default, all authority and power of the Seller/Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Subsection 14.02. Upon written request from the Purchaser, the Seller/Servicer shall prepare, execute and deliver to a successor any and all documents and other instruments, place in such successor’s possession all Mortgage Files and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including, but not limited to, the transfer and endorsement or assignment of the Mortgage Loans and related documents to the successor at the Seller/Servicer’s sole expense. The Seller/Servicer agrees to cooperate with the Purchaser and such successor in effecting the termination of the Seller/Servicer’s responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all amounts which shall at the time be credited by the Seller/Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

            Subsection 15.02. Waiver of Defaults.

            The Purchaser may waive, in writing, any default by the Seller/Servicer in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.

            SECTION 16. Termination.

            Subsection 16.01. Termination.

            The respective obligations and responsibilities of the Seller/Servicer, as the Seller/Servicer, shall terminate upon (a) the distribution to the Purchaser of the final payment or liquidation with respect to the last Mortgage Loan (or advances of same by the Seller/Servicer); or (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last Mortgage Loan and the remittance of all funds due hereunder. The Seller/Servicer shall prepare, execute and deliver, any and all documents and other instruments, place in the Purchaser’s possession all Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Purchaser’s sole expense. The Seller/Servicer agrees to cooperate with the Purchaser and such successor in effecting the termination of the Seller/Servicer’s responsibilities and rights hereunder as the Seller/Servicer, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Seller/Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

            Subsection 16.02. Termination of the Seller/Servicer Without Cause.

            Notwithstanding anything herein to the contrary, the Purchaser may terminate the obligations and responsibilities of the Seller/Servicer, without cause, upon payment to the Seller/Servicer of a termination fee equal to two percent (2%) of the aggregate outstanding principal balance of the Mortgage Loans as of the date of such termination. In addition, the Purchaser shall reimburse the Seller/Servicer for any and all out-of-pocket costs incurred by the Seller/Servicer in connection with such termination. The termination fee provided for in this Subsection 14.02 shall be paid by the Purchaser within ten (10) Business Days of any such termination without cause by the Purchaser, and the Purchaser shall reimburse the Seller/Servicer for its out-of-pocket costs resulting from such termination within ten (10) Business Days following the Purchaser’s receipt of an invoice for such costs.

            Subsection 16.03. Successors to the Seller/Servicer.

            Upon the termination of the Seller/Servicer’s responsibilities and duties under this Agreement pursuant to Subsections 12.04, 15.01 or 16.01, the Purchaser shall, (a) succeed to and assume all of the Seller/Servicer’s responsibilities, rights, duties and obligations under this Agreement or (b) appoint a successor which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Seller/Servicer under this Agreement upon such termination. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree. In the event that the Seller/Servicer’s duties, responsibilities and liabilities under this Agreement shall be terminated pursuant to the aforementioned Subsections, the Seller/Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Seller/Servicer pursuant to the aforementioned Subsections shall not become effective until a successor shall be appointed pursuant to this Subsection and shall in no event relieve the Seller/Servicer of the representations and warranties made pursuant to Subsections 6.01 and 6.02 and the remedies available to the Purchaser under Subsection 6.03 and 6.04, it being understood and agreed that the provisions of such Subsections 6.01 and 6.02 shall be applicable to the Seller/Servicer notwithstanding any such resignation or termination of the Seller/Servicer, or the termination of this Agreement.

            Any successor appointed as provided herein shall execute, acknowledge and deliver to the Seller/Servicer and to the Purchaser an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Seller/Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Seller/Servicer or this Agreement pursuant to Subsections 12.04, 15.01 or 16.01 shall not affect any claims that the Purchaser may have against the Seller/Servicer arising prior to any such termination or resignation.

            The Seller/Servicer shall promptly deliver to the successor the funds in the Custodial Account and Escrow Account and all Mortgage Files and related documents and statements held by it hereunder and the Seller/Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Seller/Servicer.

            Upon a successor’s acceptance of appointment as such, the Seller/Servicer shall notify by mail the Purchaser of such appointment.

            Except as otherwise provided in this Agreement, all reasonable and documented costs and expenses incurred in connection with any transfer of servicing due to an Event of Default under Subsection 15.01, including, without limitation, the reasonable costs and expenses of the Master Servicer or any other Person in appointing a successor servicer hereunder, or of transferring the Mortgage Files and the other necessary data, including the completion, correction or manipulation of such servicing data as may be required to correct any errors or insufficiencies in the servicing data, to the successor servicer shall be paid by the terminated or resigning Seller/Servicer from its own funds without reimbursement.

            SECTION 17. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address as follows:

(a)	if to the Seller/Servicer:

ABN AMRO Mortgage Group, Inc. 2600 West Big Beaver Rd. Troy, Michigan 48084 Attn: Richard F. Geary Fax: (248) 457-5071 Phone: (248) 457-5866

With a copy to: LaSalle Bank Corporation Legal Department 2600 West Big Beaver Rd. Troy, MI 48084 Attn: Thomas E. Reiss Fax: (248) 637-2768 Phone: (248) 637-2571

(b)	if to the Purchaser:

Thornburg Mortgage Home Loans, Inc. 150 Washington Ave, Suite 302 Santa Fe, New Mexico 87501 Attn: Deborah J. Burns, Senior Vice President Fax: (505) 989-8156 Phone: (505) 954-5315

Thornburg Mortgage Home Loans, Inc. 150 Washington Ave, Suite 302 Santa Fe, New Mexico 87501 Attn: Deborah J. Burns, Senior Vice President Fax: (505) 989-8156 Phone: (505) 954-5315

With a copy to: Pepper Hamilton LLP 300 Alexander Park Princeton, New Jersey 08543-5276 Attn: Audrey D. Wisotsky, Esq. Fax: (609) 452-1147 Phone: (609) 951-4133

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

            SECTION 18. Severability Clause. Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

            SECTION 19. No Partnership. Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Seller/Servicer shall be rendered as an independent contractor and not as agent for the Purchaser.

            SECTION 20. Counterparts. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

            SECTION 21. Governing Law. EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW, THE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS OF NEW YORK OR ANY OTHER JURISDICTION.

            SECTION 22. Intention of the Parties. It is the intention of the parties that the Purchaser is purchasing, and the Seller/Servicer is selling, the Mortgage Loans and not a debt instrument of the Seller/Servicer or another security. Accordingly, the parties hereto each intend to treat the transaction for federal income tax purposes as a sale by the Seller/Servicer, and a purchase by the Purchaser, of the Mortgage Loans. The Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Files to determine the characteristics of the Mortgage Loans which shall affect the federal income tax consequences of owning the Mortgage Loans and the Seller/Servicer shall cooperate with all reasonable requests made by the Purchaser in the course of such review.

            It is not the intention of the parties that such conveyances be deemed a pledge thereof. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Seller/Servicer or if for any other reason this Agreement is held or deemed to create a security interest in either such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of Michigan and (ii) the conveyances provided for in this Agreement shall be deemed to be an assignment and a grant by the Seller/Servicer to the Purchaser of a security interest in all of the assets transferred, whether now owned or hereafter acquired.

            SECTION 23. Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the parties and their respective successors and assigns. The parties shall have executed an assignment agreement in such form agreed to by the parties.

            If the parties have not executed an assignment agreement, the Seller/Servicer shall not be required to treat any other Person as a “Purchaser” hereunder and may continue to treat the Purchaser which purports to assign the Agreement as the “Purchaser” for all purposes of this Agreement. Notwithstanding anything herein to the contrary, the Seller/Servicer shall not be required to service the Mortgage Loans for more than three (3) Persons. Upon any assignment and written notice thereof to the Seller/Servicer as set forth above, the Person to whom such assignment is made shall succeed to all rights and obligations of the Purchaser under this Agreement to the extent of the related Mortgage Loan or Mortgage Loans.

            SECTION 24. Waivers. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

            SECTION 25. Exhibits. The Exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

            SECTION 26. General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                 (a)      the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

                 (b)      accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

                 (c)      references herein to “Sections,” “Subsections,” “Paragraphs” and other subdivisions without reference to a document are to designated sections, subsections, paragraphs and other subdivisions of this Agreement;

                 (d)      reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

                 (e)      the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

                 (f)      the term “include” or “including” shall mean without limitation by reason of enumeration.

            SECTION 27. Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party hereto in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

            SECTION 28. Amendment. This Agreement may be amended from time to time by the Purchaser and the Seller/Servicer by written agreement signed by the parties hereto.

           SECTION 29. Confidentiality. The Purchaser and the Seller/Servicer shall employ proper procedures and standards designed to maintain the confidential nature of the terms of this Agreement, except to the extent: (a) the disclosure of which is reasonably believed by such party to be required in connection with regulatory requirements or other legal requirements relating to its affairs; (b) disclosed to any one or more of such party’s employees, officers, directors, agents, attorneys or accountants who would have access to the contents of this Agreement and such data and information in the normal course of the performance of such person’s duties for such party, to the extent such party has procedures in effect to inform such person of the confidential nature thereof; (c) that is disclosed in a prospectus, prospectus supplement or private placement memorandum relating to a securitization of the Mortgage Loans by the Purchaser (or an affiliate assignee thereof) or to any Person in connection with the resale or proposed resale of all or a portion of the Mortgage Loans by such party in accordance with the terms of this Agreement; and (d) that is reasonably believed by such party to be necessary for the enforcement of such party’s rights under this Agreement.

            SECTION 30. Entire Agreement. This Agreement and the Commitment Letter constitute the entire agreement and understanding relating to the subject matter hereof between the parties hereto and any prior oral or written agreements between them shall be deemed to have merged herewith.

            SECTION 31. Further Agreements. The Seller/Servicer and the Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

            IN WITNESS WHEREOF, the Purchaser and the Seller/Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized on the date first above written.

Thornburg Mortgage Home Loans, Inc., a Delaware corporation, as the Purchaser By: Name: Deborah J. Burns Title: Senior Vice President

ABN AMRO Mortgage Group, Inc., A Delaware corporation, as the Seller/Servicer By: Name: David S. Goldfarb Title: First Vice President

EXHIBIT 1

MORTGAGE LOAN DOCUMENTS

The Mortgage Loan Documents shall consist of each of the following documents with respect to each Mortgage Loan:

                 (i)      the original Mortgage Note, endorsed “Pay to the order of __________________________, without recourse”, and signed in the name of the Seller/Servicer by an authorized officer, with all intervening endorsements showing a complete chain of title from the originator of such Mortgage Loan to the Seller/Servicer. In the event that the Mortgage Loan was acquired by the Seller/Servicer in a merger, the endorsement must be by “[Seller/Servicer], successor by merger to [name of predecessor]"; and in the event that the Mortgage Loan was acquired or originated by the Seller/Servicer while doing business under another name, the endorsement must be by “[Seller/Servicer], formerly known as [previous name]";

                 (ii)      the original Mortgage, with evidence of recording thereon, or a copy thereof certified by the public recording office in which such Mortgage has been recorded or, if the original Mortgage has not been returned from the applicable public recording office, a true copy of the original Mortgage, with a certificate of the Seller/Servicer certifying that the original Mortgage has been delivered for recording in the appropriate public records office of the jurisdiction in which the Mortgaged Property is located, and the original recorded Mortgage, with evidence of recording thereon, shall be delivered to the Purchaser promptly upon receipt thereof by the Seller/Servicer;

                 (iii)      the original Primary Mortgage Insurance Policy, if required by this Agreement;

                 (iv)      an original Assignment of Mortgage, from the Seller/Servicer, in blank, which assignment shall be in form and substance acceptable for recording, together with a certified true copy of such original Assignment of Mortgage, so certified by the Seller/Servicer. In the event that the Mortgage Loan was acquired by the Seller/Servicer in a merger, the Assignment of Mortgage must be by “[Seller/Servicer], successor by merger to [name of predecessor]". In the event that the Mortgage Loan was acquired or originated by the Seller/Servicer while doing business under another name, the Assignment of Mortgage must be by “[Seller/Servicer], formerly known as [previous name]";

                 (v)      the original policy of title insurance or copy thereof certified by the title insurer, or original attorney’s opinion of title (provided that such opinion of title complied with Fannie Mae or Freddie Mac requirements at origination) insuring the lender, its successors and/or assigns, or if the policy has not yet been issued, a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company dated as of the date the Mortgage Loan was funded, with a statement by the title insurance company or closing attorney that the priority of the lien of the related Mortgage during the period between the date of the funding of the related Mortgage Loan and the date of the related title policy (which title policy shall be dated the date of recording of the related Mortgage) is insured; the original policy of title insurance shall be delivered to the Purchaser promptly upon receipt thereof by the Seller/Servicer;

                 (vi)      originals of all recorded intervening Assignments, or copies thereof, certified by the public recording office in which such Assignments have been recorded showing a complete chain of title from the originator to the Seller/Servicer, with evidence of recording thereon; and

                 (vii)      originals, or copies thereof certified by the public recording office in which such documents have been recorded, of each assumption extension, modification, written assurance or substitution agreements, if applicable.

EXHIBIT 2

CONTENTS OF EACH MORTGAGE FILE

         With respect to each Mortgage Loan, the Mortgage File, which may be an image thereof, shall include each of the following items, unless otherwise disclosed to the Purchaser on the data tape, which shall be available for inspection by the Purchaser and which shall be retained by the Seller/Servicer or delivered to the Purchaser:

(a)	Copies of the Mortgage Loan Documents.

(b)	Residential loan application.

(c)	Mortgage Loan closing statement.

(d)	Verification of employment and income, if required.

(e)	Verification of acceptable evidence of source and amount of down payment, if required.

(f)	Credit report on Mortgagor, in a form acceptable to Fannie Mae or Freddie Mac.

(g)	Residential appraisal report in a form acceptable to Fannie Mae or Freddie Mac, if required.

(h)	Photograph of the Mortgaged Property, if required, and final inspection report/completion certificate in accordance with Fannie Mae or Freddie Mac Guidelines.

(i)	Survey of the Mortgaged Property, unless a survey is not required.

(j)	Copies of all required disclosure statements.

(k)	Sales Contract, if applicable and required.

(l)	The Primary Mortgage Insurance policy or certificate of insurance or electronic notation of the existence of such policy, where required.

(m)	Evidence of electronic notation of the hazard insurance policy, and, if required by law, evidence of the flood insurance policy.

(n)	Municipal/County Compliance Certificates, if applicable.

EXHIBIT 3

MORTGAGE LOAN SCHEDULE

EXHIBIT 4

CUSTODIAL ACCOUNT CERTIFICATION

_________, ___, _____

         Standard Federal Bank N.A. hereby certifies that it has established the account described below as a Custodial Account pursuant to Subsection 11.04 of the Mortgage Loan Sale and Servicing Agreement, dated as of November 1, 2005, Adjustable Rate Mortgage Loans, Loan Package [________]

Title of Account:.“ABN AMRO Mortgage Group, Inc., in trust for Thornburg Mortgage Home Loans, Inc., as the Purchaser of Mortgage Loans and various Mortgagors.”

Account Number: __________________________

Standard Federal Bank N.A.
2600 West Big Beaver Rd.
Troy, Michigan 48084

STANDARD FEDERAL BANK N.A. By: ___________________________ Name: _________________________ Title: __________________________

EXHIBIT 5

ESCROW ACCOUNT CERTIFICATION

_________, ___, _____

           Standard Federal Bank N.A. hereby certifies that it has established the account described below as an Escrow Account pursuant to Subsection 11.06 of the Mortgage Loan Sale and Servicing Agreement, dated as of November 1, 2005, Adjustable Rate Mortgage Loans, Loan Package [__________].

Title of Account:.“ABN AMRO Mortgage Group, Inc., in trust for Thornburg Mortgage Home Loans, Inc., as the Purchaser of Mortgage Loans and various Mortgagors.”

Account Number: __________________________

Standard Federal Bank N.A.
2600 West Big Beaver Rd.
Troy, Michigan 48084

STANDARD FEDERAL BANK N.A. By: ___________________________ Name: _________________________ Title: __________________________

EXHIBIT 6

COMMITMENT LETTER

EXHIBIT 7

Thornburg Mortgage Home Loans, Inc.
150 Washington Avenue, Suite 302
Santa, Fe, NM 87501

[Date]

[Servicer]

       Re: Servicing Control Agreement

Gentlemen:

           ___________________ (“Servicer”) is servicing certain mortgage loans (the “Mortgage Loans”) for Thornburg Mortgage Home Loans, Inc. (“Thornburg”) pursuant to that certain _________________________ Agreement, dated ________between the Servicer and Thornburg. Thornburg obtains financing from various lenders (each, as further defined below, a “Lender” and individually and collectively, the “Lenders”), secured by the Mortgage Loans and related assets, including proceeds thereof (collectively, the “Collateral”). This letter agreement confirms the agreement among the Servicer, Thornburg and the Lenders as to the matters set forth herein.

           Servicer may be notified from time to time of the identity of Lenders by delivery to Servicer of a Lender Notice in the form of Annex 1 attached hereto, and upon delivery of such Lender Notice to Servicer the lender identified in such Lender Notice shall be a Lender hereunder entitled to all of the rights and benefits hereof, until such time as a Lender Termination Notice in the form of Annex 2, executed by the Lender shall have been delivered to Servicer with respect to such Lender. Servicer agrees to acknowledge receipt of each Lender Notice and Lender Termination Notice by executing such Lender Notice or Lender Termination Notice, as applicable, and delivering it to the applicable Lender, with a copy to Thornburg.

           Servicer acknowledges that the Collateral may include Thornburg’s right, title and interest in, to and under the Servicing Agreement, and that upon an event of default under the applicable financing arrangements, the applicable Lender shall be entitled to exercise and enforce Thornburg’s rights under the Servicing Agreement, including termination thereof to the extent provided in the Servicing Agreement. Thornburg agrees to pay all termination fees or other amounts due to Servicer in connection with any termination of the Servicing Agreement and transfer of the servicing by Lender.

           Servicer further agrees that, unless otherwise agreed in writing by Thornburg and all of the Lenders, Servicer shall remit all amounts collected on account of the Mortgage Loans, after deduction of amounts which Servicer is entitled to retain in accordance with the Servicing Agreement, solely to the following account(s):

                 (a)      with respect to Mortgage Loans that are master serviced by Wells Fargo as master servicer, to the account specified by such master servicer for such purposes; and

(b)	in all other cases, to the following account: ABA #071000505 LaSalle CHGO/CTR/BNF:/LaSalle Trust Account No. 7226851Attn: Rita Lopez (312) 904-0351

          The provisions of this letter agreement shall apply to each Mortgage Loan from the time Servicer commences servicing of such Mortgage Loan pursuant to the Servicing Agreement until Servicer has received a Loan Termination Notice in the form of Annex 3 attached hereto executed by the Lender relating to such Mortgage Loan.

          Thornburg shall indemnify and hold the Servicer harmless for any and all claims asserted against it for any actions taken in good faith by the Servicer in accordance with this agreement.

           Notices or other communications hereunder shall be given or made in writing (including without limitation by email, telex or telecopy) delivered to the intended recipient at the “Address for Notices” specified below its name on the signature pages hereof or in the applicable Lender Notice; or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopy or personally delivered or, in the case of a mailed notice, upon receipt.

           No provision of this letter agreement may be modified, amended or revoked without the prior written consent of the Servicer, Thornburg and each Lender.

           This letter agreement shall not be assignable by any party without the prior written consent of the other parties, shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, and shall be governed by and construed in accordance with the internal laws of the State of New York without reference to principles of conflicts of laws.

           Please acknowledge acceptance and agreement to the foregoing by signing and returning the enclosed copy of this letter.

Very truly yours,

THORNBURG MORTGAGE HOME LOANS,
INC.

By: ___________________________

Name: _________________________

Title: __________________________

Address for Notices:

150 Washington, Suite 302
Santa Fe, New Mexico 87501
Attn: Xen Stanhope
Telecopier: (505) 954-5300
Telephone: (505) 954-5303

with a copy to:

Attention: Nate Fellers
Telecopier: (505) 954-5300
Telephone: (505) 954-5303

ACCEPTED AND AGREED TO:

[Servicer]

By: ___________________________
Name:
Title:

Address for Notices:

Attention:
Telecopier:
Telephone:

>Annex 1

LENDER NOTICE

Gentlemen:

          You are hereby notified that the undersigned is a Lender as defined in, and subject to the rights and benefits of, the Servicing Control Agreement between Thornburg Mortgage Home Loans, Inc. and the Servicer identified below.

          Please acknowledge receipt of this Lender Notice by executing a copy hereof as provided below and delivering it to Lender, with a copy to Thornburg.

THORNBURG MORTGAGE HOME LOANS,
INC.

By: ___________________________
Name:
Title:

[LENDER]

By: ___________________________
Name:
Title:

Address for Notices:

__________________________
__________________________
__________________________
Attention:
Telecopier:
Telephone:

ACKNOWLEDGED AND AGREED:

[Servicer]

By: ___________________________
Name:
Title:

Annex 2

LENDER TERMINATION NOTICE

To:	ABN AMRO MORTGAGE GROUP, INC.

Re:	Letter Agreement dated ________________, 2005 between _______________
("Servicer"), Thornburg Mortgage Home Loans, Inc. ("Thornburg") and the
Lenders from time to time party thereto (the Control Agreement”)

Gentlemen:

          You are hereby notified that the undersigned Lender is no longer a Lender as defined in the above referenced Servicing Control Agreement.

          Please acknowledge receipt of this Lender Termination Notice by executing a copy hereof as provided below and delivering it to the undersigned, with a copy to Thornburg.

THORNBURG MORTGAGE HOME LOANS, INC. By: ___________________________ Name: Title: [LENDER] By: ___________________________ Name: Title:

ACKNOWLEDGED AND AGREED:

[Servicer]

By:_____________________
Name:
Title:

Annex 3

LOAN TERMINATION NOTICE

To:	ABN AMRO MORTGAGE GROUP, INC.

Re:	Letter Agreement dated ___________, 2005 between _____________
("Servicer"), Thornburg Mortgage Home Loans, Inc. ("Thornburg") and the
Lenders from time to time party thereto (the "Servicing Control Agreement")

Gentlemen:

          You are hereby instructed, effective on _____________ (the “Servicing Transfer Date”), to service the Mortgage Loans listed on Exhibit A attached hereto to _______________.

          From and after the Servicing Transfer Date, the Mortgage Loans listed on Exhibit A shall no longer be subject to the provisions of the Servicing Control Agreement.

THORNBURG MORTGAGE HOME LOANS, INC. By: ___________________________ Name: Title: [LENDER 1] By: ___________________________ Name: Title: [LENDER 2] By: ___________________________ Name: Title:

ACKNOWLEDGED AND AGREED:

[Servicer]

By:_____________________
Name:
Title:

EXHIBIT 8

FORM OF OPINION OF COUNSEL

November 29, 2005

Thornburg Mortgage Home Loans, Inc.
150 Washington Ave., Suite 302
Santa Fe, NM 87501

Ladies and Gentlemen:

          I am special counsel for ABN AMRO Mortgage Group, Inc., a Delaware corporation (the “Company”), with respect to certain matters in connection with the sale of Mortgage Loans pursuant to a certain Mortgage Loan Sale and Servicing Agreement by and between the Company and Thornburg Mortgage Home Loans, Inc., dated as of November 1, 2005, (the “Agreement”). Capitalized terms not otherwise defined herein have the meanings given them in the Agreement.

           In rendering the opinions set forth below, I have examined and relied upon originals or copies, certified or otherwise identified to my satisfaction, of the certificate of incorporation and by-laws of the Company, the Agreement and such corporate records, agreements or other instruments of the Company, and such certificates, records and other documents, agreements and instruments, as I have deemed necessary and proper as the basis for my opinions. In connection with such examination, I have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to me as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to me as copies or specimens, the authenticity of the originals of such documents, agreements and instruments submitted to me as copies or specimens, the conformity to executed original documents of all documents submitted to me in draft and the accuracy of the matters set forth in the documents I reviewed. I have also assumed that all documents, agreements and instruments have been duly authorized, executed and delivered by all parties thereto, other than the Company. As to any facts material to such opinions that I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Company as I have deemed necessary and proper as the basis for my opinions, including, among other things, the representations and warranties in the Agreement.

           Based upon the foregoing, I am of the opinion that:

1.      The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware.

2.      The Company has the power to engage in the transactions contemplated by the Agreement and all requisite power, authority and legal right to execute and deliver the Agreement, and to perform and observe the terms and conditions of the Agreement.

3.      Each person who, as an officer of the Company, signed (a) the Agreement, and (b) any other document delivered prior hereto or on the date hereof in connection with the sale and servicing of the Mortgage Loans was, at the respective times of such signing and delivery, and is, as of the date hereof, duly elected or appointed, qualified and acting as such officer, and the signatures of such persons appearing on such documents are there genuine signatures.

4.      The Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement, enforceable in accordance with its terms, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance.

5.      Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with the Agreement, or the consummation of the transactions contemplated by the Agreement; or (ii) any required consent, approval, authorization or order has been obtained by the Company.

           The Opinions expressed herein are limited to matters of federal, [Delaware] and Michigan law and do not purport to cover any matters as to which laws of any other jurisdiction are applicable. Except as expressly provided herein, this opinion is being furnished to the addressees hereof solely for their benefit in connection with the transactions contemplated in the Agreement, and it is not to be used, circulated, quoted or otherwise referred to for any purpose without my express written consent.

Very truly yours, By: ___________________________ Name: Its: Special Counsel

TER/

EXHIBIT 9

OFFICER’S CERTIFICATE

I, Daniel J. Fischer, hereby certify that I am a duly elected Senior Vice President of ABN AMRO Mortgage Group, Inc., a Delaware corporation (the “Company”), and further certify on behalf of the Company as follows:

1.     Attached hereto as Exhibit A is a true and correct copy of certain resolutions duly adopted by the Board of Directors of the Company, which resolutions have not been in any way amended, annulled, rescinded or revoked and are now in full force and effect.

2.     Attached hereto as Exhibit B is a true and complete copy of:

(i)	The Certificate of Incorporation of the Company, as amended, as filed with the Secretary of State of the State of Delaware. Such Certificate of Incorporation has not been amended and is in full force and effect on the date hereof, including

(ii)	A true and correct copy of the Certificate of the Secretary of State of the State of Delaware, dated _________, 2005, as to the good standing of the Company.

3.     Attached hereto as Exhibit C is a true and complete copy of the By-Laws of the Company. Such By-Laws have not been amended or revoked and are in full force and effect on the date hereof.

4.     Each person who, as an officer or attorney-in-fact of the Company, signed (a) the Mortgage Loan Sale and Servicing Agreement (the “Agreement”) dated as of November 1, 2005, by and between the Company and Thornburg Mortgage Home Loans, Inc., a Delaware corporation, and (b) any other document delivered prior hereto or on the date hereof in connection with the sale and servicing of Mortgage Loans in accordance with the Agreement was, at the respective times of such signing and delivery, and is as of the date hereof, duly elected or appointed, qualified and acting as such officer or attorney-in-fact.

5.      Set forth below is the name, title and specimen signature of the person who has been duly elected and qualified to serve in the capacity set forth opposite his or her name:

Name	Title	Signature

Daniel J. Fischer	Senior Vice President	_________________

          The signature of each such person appearing on such documents is his or her genuine signature. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Agreement.

IN WITNESS WHEREOF, I have hereunto signed my name and affixed the Company seal.

Dated: November 29, 2005	ABN AMRO MORTGAGE GROUP, INC. By:__________________________ Daniel J. Fischer, Senior Vice President

          I, Thomas E. Reiss, Assistant Secretary of ABN AMRO Mortgage Group, Inc., hereby certify that Daniel J. Fischer is a duly elected, qualified and acting First Vice President of ABN AMRO Mortgage Group, Inc., that the signature appearing above is his genuine signature, and that pursuant to the resolution attached hereto as Exhibit A he is authorized to execute and deliver the Agreement.

          IN WITNESS WHEREOF, I have hereunto signed my name.

Dated: November 29, 2005	ABN AMRO MORTGAGE GROUP, INC. By:__________________________ Thomas E. Reiss, Assistant Secretary

EXHIBIT A

RESOLVED, That the President or any Executive Vice President, Senior Vice President or Vice President is hereby authorized to execute for and on behalf of the Corporation, all agreements and related documents between the Corporation and affiliated or unaffiliated entities for (a) the purchase or sale of mortgage loans or deeds of trust (hereinafter collectively referred to as mortgage loans); (b) the servicing or subservicing of mortgage loans; (c) the purchase or sale of servicing or subservicing rights to mortgage loans; (d) the pledge or hypothecation of mortgage loans to secure borrowings of the Corporation; ; and (e) the lease or sub-lease of office space used in the operation of the Corporation;

(Adopted July 1, 1999)

AAMG/

EXHIBIT 10

UNDERWRITING GUIDELINES

EXHIBIT 11

FORM OF BACKUP CERTIFICATION TO BE PROVIDED
BY THE SELLER/SERVICER

With respect to the servicing agreements listed on Exhibit A hereto (collectively herein "Servicing Agreement"), I __________________, hereby certify as follows to ____________________________, (the "Purchaser's Agent"):

           (a)     I have reviewed the annual statement of compliance (“Annual Statement of Compliance”) of ABN AMRO Mortgage Group, Inc. (“Servicer”), and the annual independent public accountant’s servicing report made in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers (“Annual Independent Public Accountant’s Servicing Report”), which have been furnished to the Purchaser’s Agent pursuant to the Servicing Agreement.

           (b)      Based on my knowledge, the information in the Annual Statement of Compliance, the Annual Independent Public Accountant’s Servicing Report and all final servicing reports and officer’s certificates prepared by Servicer and delivered to the Purchaser’s Agent pursuant to the Servicing Agreement, relating to the servicing of the Mortgage Loans, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by such statement or report.

           (c)      Based on my knowledge, the servicing information required to be provided to the Purchaser’s Agent by the Servicer under this Servicing Agreement has been provided to the Purchaser’s Agent.

           (d)      I am responsible for reviewing the activities performed by the Servicer under the Servicing Agreement and based upon the review required by this Servicing Agreement, and except as disclosed in the Annual Statement of Compliance and the Annual Independent Public Accountant’s Servicing Report submitted to the Purchaser’s Agent, the Servicer has, as of the last day of the period covered by the Annual Statement of Compliance, fulfilled its obligations under the Servicing Agreement; and (e)

           (e)      The Annual Statement of Compliance and the Annual Independent Public Accountant’s Servicing Report disclose all significant deficiencies relating to the Servicer’s compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Servicing Agreement.

Dated: _________________	ABN AMRO Mortgage Group, Inc. By: _____________________________

EXHIBIT A
TO OFFICER CERTIFICATION
DATED ____________

                     [Identify servicing agreements by title, date and parties.]

EXHIBIT 12

S&P LEVELS®GLOSSARY

SCHEDULE I

Mortgage Loan Schedule

(delivered to the Trustee in electronic format)